Exhibit 2.1
                                          UNITED STATES BANKRUPTCY COURT
                                           NORTHERN DISTRICT OF GEORGIA
                                                 ATLANTA DIVISION

In re:                                               )
                                                     )        Chapter 11
O'SULLIVAN INDUSTRIES, INC.,                         )        Judge Mullins
O'SULLIVAN INDUSTRIES                                )
HOLDINGS, INC.,                                      )        Case No.: 05-83049, 05-83076,
O'SULLIVAN INDUSTRIES -                              )        05-83087 and 05-83102
VIRGINIA, INC.,                                      )
O'SULLIVAN FURNITURE                                 )        Jointly Administered Under
FACTORY OUTLET, INC.,                                )        Case No. 05-83049)
                                                     )
                                    Debtors.         )
                                                    )
                               MODIFIED SECOND AMENDED JOINT PLAN OF REORGANIZATION
                                OF DEBTORS O'SULLIVAN INDUSTRIES, INC., O'SULLIVAN
                                INDUSTRIES HOLDINGS, INC., O'SULLIVAN INDUSTRIES -
                           VIRGINIA, INC., AND O'SULLIVAN FURNITURE FACTORY OUTLET, INC.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   Submitted
                                                              by:
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   LAMBERTH,
                                                     CIFELLI, STOKES & STOUT, P.A.
                                                    James C. Cifelli
                                                    Georgia Bar No. 125750
                                                    Gregory D. Ellis
                                                    Georgia Bar No. 245310
                                                    Atlanta Financial Center, 3343 Peachtree Road, N.E.
                                                    East Tower, Suite 550
                                                    Atlanta, Georgia  30326
                                                    Telephone:  (404) 262-7373
                                                    Facsimile:  (404) 262-9911

                                                              -- and --

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   DECHERT LLP
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   Joel H.
                                                     Levitin
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   Stephen J.
                                                     Gordon
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   David C.
                                                     McGrail
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   Richard A.
                                                     Stieglitz Jr.
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   30
                                                     Rockefeller Plaza
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   New York,
                                                     New York  10112
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   Telephone:
                                                     (212) 698-3500
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   Facsimile:
                                                     (212) 698-3599
Dated:  March 16, 2006

                  O'Sullivan Industries, Inc., O'Sullivan Industries Holdings, Inc., O'Sullivan
Industries - Virginia, Inc., and O'Sullivan Furniture Factory Outlet, Inc., the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"), propose the following joint plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code.
                                                     ARTICLE I

                                                    DEFINITIONS
                  The following terms used in the Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires.  Any terms defined in the Disclosure Statement and not otherwise defined herein shall have the meanings set forth in the Disclosure Statement when used herein.  Any term used in the Plan, whether or not capitalized, that is not defined in the Plan or in the Disclosure Statement, but that is defined in the Bankruptcy Code or the Bankruptcy
Rules shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules.
         1.1.     Actual Debt Amount:  Such term shall have the meaning ascribed to it in Plan
Section 6.19.
         1.2.     Additional Options:  Such term shall have the meaning ascribed to it in Plan
Section 6.15.
         1.3.     Adequate Protection Stipulation:  That certain Stipulation and Final Consent
Order Pursuant to Sections 361, 363, and 364(d)(1) of the Bankruptcy Code and Rule 4001 of
the Federal Rules of Bankruptcy Procedure Providing Indenture Trustee for Senior Secured
Noteholders with Adequate Protection in Connection with Debtors' Authorization to Obtain
Secured Postpetition Financing and Use Cash Collateral, so ordered by the Bankruptcy Court on
November 9, 2005, as the provisions of the same may be amended or modified from time to time, including by the terms of the Scheduling Stipulations and Orders.
         1.4.     Administrative Claims:  The collective reference to all Claims (excluding any and all Reclamation Claims) for costs and expenses of administration of these Cases with priority under Bankruptcy Code § 507(a)(1), costs and expenses allowed under Bankruptcy Code
§ 503(b), the actual and necessary costs and expenses of preserving the respective Estates of the
Debtors and operating the respective businesses of the Debtors, any indebtedness or obligations incurred or assumed by any of the Debtors pursuant to Bankruptcy Code § 364 or otherwise
(other than any DIP Facility Claims), professional fees and expenses of the Debtors and any
Committee, in each case to the extent allowed by an order of the Bankruptcy Court under
Bankruptcy Code § 330(a) or § 331, the reasonable and customary fees, charges, and expenses
(including attorneys' fees and expenses) incurred by the Senior Secured Notes Indenture Trustee in the performance of any function associated with the Senior Secured Notes Indenture or the
Plan during the period from and including the Petition Date until such time as any and all distributions provided for under the Plan to the Holders of Allowed Senior Secured Notes Claims
have been made, in accordance with the terms of the Adequate Protection Stipulation, the reasonable and customary fees, charges, and expenses (including attorneys' fees and expenses)

incurred by the Senior Subordinated Notes Indenture Trustee in the performance of any function associated with the Senior Subordinated Notes Indenture or the Plan during the period from and including the Petition Date until such time as any and all distributions provided for under the
Plan to the Holders of Allowed Senior Subordinated Notes Claims have been made, and any fees or charges assessed against the respective Estates under 28 U.S.C. § 1930; provided, however, that the Holder of an Administrative Claim (except for an Administrative Claim based upon Professional Fees, the allowance and timing for filing of applications for Professional
Fees being governed by Section 13.7 of this Plan) arising prior to the Effective Date (other than for goods or non-professional services provided to the Debtors during these Cases in the ordinary course of the Debtors' business) must file a request for payment on or before
60 days after the Effective Date for such Administrative Claim to be eligible to be considered an Allowed Claim.
         1.5.     Affiliate:  This term shall have the meaning assigned to it in Bankruptcy Code
 § 101(2); provided, however, that where the context so requires, the term "debtor" in such section shall mean that entity to which the defined term "Affiliate" refers.
         1.6.     Allowance Date:  With reference to a particular Claim, the date on which such
Claim becomes an Allowed Claim; provided, however, that, if a Claim becomes an Allowed
Claim pursuant to an order of the Bankruptcy Court, the Allowance Date shall be the date on which such order becomes a Final Order, and if a Claim becomes an Allowed Claim pursuant to the Plan, the Allowance Date shall be deemed the Effective Date.
         1.7.     Allowed:  Such word shall mean, with reference to a Claim:  (a) any Claim against a Debtor that has been listed by such Debtor in the Schedules, as liquidated in an amount greater than zero dollars and not disputed or contingent and for which no contrary
Proof of Claim has been filed and as to which no timely objection has been interposed; (b)
any Claim as to which a Proof of Claim has been timely filed and (i) no objection to the allowance thereof has been timely interposed on or before the Claims Objection Bar Date and (ii) such Claim has not been withdrawn, paid in full (pursuant to a prior order of the
Bankruptcy Court or otherwise), or otherwise deemed satisfied in full; (c) any Claim as to which any objection thereto has been determined by a Final Order in favor of the respective Claim Holder, or any such objection has been settled, waived through payment, or withdrawn; (d) any Claim that has otherwise been allowed by a Final Order (including, without limitation, the DIP Facility Order, with respect to DIP Facility Claims); (e) any
Claim as to which, upon the lifting of the automatic stay pursuant to Bankruptcy Code § 362, the liability of a Debtor, allowance, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; (f) with respect to any
Administrative Claim for goods or non-professional services provided to the Debtors during these Cases in the ordinary course of the Debtors' business, (i) no objection to the allowance thereof has been timely interposed on or before the Claims Objection Bar Date and (ii) such Administrative Claim has not been withdrawn, paid in full (pursuant to a prior order of the Bankruptcy Court or otherwise in the ordinary course of the Debtors' business), or otherwise deemed satisfied in full in the ordinary course of the Debtors' business; or (g) any
Claim that is expressly deemed an Allowed Claim under the Plan.  Unless otherwise ordered by the Bankruptcy Court prior to Confirmation, or as specifically provided to the contrary in this
Plan with respect to any particular Claim, an "Allowed" Claim shall not include (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty, or forfeiture.

         1.8.     Allowed  . . . Claims:  All Allowed Claims in the particular Class or of the specific type or nature described.
         1.9.     Amended and Restated By-Laws:  Collectively, the respective by-laws of
Reorganized O'Sullivan Holdings, Reorganized O'Sullivan Industries, Reorganized O'Sullivan
Virginia, and Reorganized OFFO, on or after the Effective Date, forms of which are included in the Plan Supplement.
         1.10.    Amended and Restated Certificates of Incorporation:  Collectively, the
respective certificates of incorporation or articles of incorporation (as applicable) of Reorganized
O'Sullivan Holdings, Reorganized O'Sullivan Industries, Reorganized O'Sullivan Virginia, and
Reorganized OFFO, on or after the Effective Date, forms of which are included in the Plan
Supplement.
         1.11.    Assets:  All of the right, title, and interest of any of the Debtors in and to any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the respective Estates within the purview of Bankruptcy Code § 541, including, without limitation, any and all claims, Causes of Action, and/or rights of the respective Debtors under federal and/or state law.
         1.12.    Assumption Dispute:  Such term shall have the meaning ascribed to it in Plan
Section 7.2.
         1.13.    Avoidance Claims:  All of the Debtors' and the Estates' Causes of Action against
Persons arising under any of Bankruptcy Code § 547, 548, or 550, or under similar or related state or federal statutes and common law, including, without limitation, all preference, fraudulent conveyance, fraudulent transfer, and/or other similar avoidance claims, rights, and Causes of
Action, whether or not litigation has been commenced as of the Effective Date to prosecute such
Avoidance Claims.
         1.14.    Ballot:  The form distributed to each Holder (as determined as of the Record
Date in the case of a Holder of a Claim in Class 2C or Class 3B) of an impaired Claim in
Classes 2C, 3A, or 3B, on which is to be indicated either an acceptance or rejection of the
Plan.
         1.15.    BancBoston:  BancBoston Investments, Inc.
         1.16.    BancBoston Note:  That certain note issued by O'Sullivan Holdings to
BancBoston on November 30, 1999, which matures on October 15, 2009, in an initial principal amount equal to $15 million, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.
         1.17.    Bankruptcy Code:  The Bankruptcy Reform Act of 1978, Title 11, United States
Code, as amended from time to time, and made applicable to these Cases.
         1.18.    Bankruptcy Court:  The United States Bankruptcy Court for the Northern
District of Georgia, Atlanta Division, or any other court of competent jurisdiction exercising jurisdiction over these Cases.

         1.19.    Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, promulgated under Section 2075, Title 28, United States Code, as amended from time to time, and made applicable to these Cases.
         1.20.    Business Day:  A day other than a Saturday, Sunday, "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in
Atlanta, Georgia are authorized or required by law to close.
         1.21.    (These) Cases:  The cases for the reorganization of the Debtors commenced by voluntary petitions under Chapter 11 of the Bankruptcy Code, filed on the Petition Date, in the
Bankruptcy Court.
         1.22.    Cash:  Legal tender of the United States of America and equivalents thereof.
         1.23.    Cause of Action:  Any and all actions, proceedings, causes of action, claims, suits, accounts, controversies, rights to legal or equitable remedies, and rights to payment, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or unasserted, in law, equity or otherwise.
         1.24.    Chapter 11:  Chapter 11 of the Bankruptcy Code.
         1.25.    Claim:  Any right to payment from one or more of the Debtors arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective
Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or
any right to an equitable remedy for breach of performance arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, if such breach gives rise to a right to payment from one or more of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.
         1.26.    Claims Filing Bar Date:  January 30, 2006, the date designated by a Final
Order(s) of the Bankruptcy Court as the last date for timely filing Proofs of Claim (other than with respect to (a) Administrative Claims and (b) Rejection Claims arising under those
Executory Contracts that will be rejected under and pursuant to the Plan).
         1.27.    Claims Objection Bar Date:  With respect to any Claim, the date on or before the later of (i) the 90th day following the Effective Date or (ii) the 90th day after the date such
Claim is filed; or (iii) such later date as may be established from time to time by entry of an order, prior to the expiration of the dates set forth in clauses (i) and (ii) hereof, by the
Bankruptcy Court establishing the last date for filing objections to Claims.
         1.28.    Class:  A category, designated herein, of Claims or Interests that are substantially similar to the other Claims or Interests in such category as specified in Article II of the Plan.
         1.29.    Class A Common Stock Warrant Agreements:  Those certain common stock warrant agreements, each dated as of November 30, 1999 (as amended and restated from time to time), together with all documents, instruments, and agreements related thereto or entered into in connection therewith, pursuant to which BancBoston and the Senior Subordinated Noteholders,

as applicable, each were given warrants to acquire 93,273 shares of O'Sullivan Holdings Class A
Common Stock (subject to the terms and conditions thereof).
         1.30.    Committee:  Any official committee appointed in these Cases pursuant to 11
U.S.C. § 1102.
         1.31.    Compensation and Benefits Programs:  Such term shall have the meaning ascribed to it in Plan Section 7.8.
         1.32.    Confirmation:  The entry on the docket of the Bankruptcy Court of the
Confirmation Order.
         1.33.    Confirmation Date:  The date upon which Confirmation occurs.
         1.34.    Confirmation Order:  The order of the Bankruptcy Court confirming the Plan.
         1.35.    Credit Facilities:  Together, the DIP Facility and the Senior Credit Facility.
         1.36.    Creditor:  Any Holder of an Allowed Claim against one or more of the Debtors that arose (or is based on an obligation incurred) on or before the Petition Date, including, without limitation, any Allowed Claim against the respective Estates of a kind specified in
Bankruptcy Code § 502(g), (h), or (i).
         1.37.    Creditors Committee:  The Committee of unsecured creditors appointed in these
Cases, as constituted from time to time.
         1.38.    Creditors Committee Complaint.  That certain Complaint dated January 11,
2006, styled Official Committee of Unsecured Creditors vs. The Bank of New York, entered on the docket of these Cases as Docket No. 349, and filed and served by the Creditors
Committee pursuant to paragraph 4 of the Adequate Protection Stipulation.
         1.39.    Debtor:  Any one of the Debtors.
         1.40.    Debtor Parties:  Collectively, the Debtors, the Reorganized Debtors, the Estates,
and any Person seeking to exercise the rights of the Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to
Bankruptcy Code § 1123(b) or otherwise (including, without limitation, any Chapter 11 or
Chapter 7 trustee appointed in these cases), on their own behalf and on behalf of all the Debtors'
respective Interest Holders and Creditors derivatively.
         1.41.    Debtors:  Debtors O'Sullivan Holdings, O'Sullivan Industries, O'Sullivan
Virginia, and OFFO.
         1.42.    Debtor Subsidiaries:  Debtors O'Sullivan Industries, O'Sullivan Virginia, and
OFFO, in their capacity as the direct or indirect (as applicable) subsidiaries of Debtor O'Sullivan
Holdings.

         1.43.    DIP Agent:  The administrative agent and collateral agent for the DIP Facility
Lenders under the DIP Facility, together with its successors and assigns thereunder.
         1.44.    DIP Facility:  The debtor-in-possession credit facility established pursuant to a credit agreement, as amended and extended from time to time, among O'Sullivan Industries,
O'Sullivan Holdings, O'Sullivan Virginia, and OFFO, as borrowers; the DIP Agent, as administrative and collateral agent; and the DIP Facility Lenders, as lenders, together with (a)
the documents, instruments, and agreements related thereto or entered into in connection therewith, and (b) the DIP Order and any subsequent orders of the Bankruptcy Court related thereto or entered into in connection therewith.
         1.45.    DIP Facility Claims:  All Claims of the DIP Facility Lenders against the Debtors represented by, related to, arising under, or in connection with the DIP Facility for all outstanding obligations thereunder incurred through and including the Effective Date, after taking into account the sum of all payments made by any of the Debtors to the DIP Facility
Lenders prior to the Effective Date on account of such Claims (if any).
         1.46.    DIP Facility Lenders:  Collectively, the Lenders (as defined in the DIP Facility)
in their capacity as the lenders under the DIP Facility, and their respective participants, successors, and assigns thereunder.
         1.47.    DIP Order:  The Final Order of the Bankruptcy Court, dated November 9,
2005, approving the DIP Facility.
         1.48.    Director Stockholders:  Collectively, those members of the Reorganized
Debtors' respective boards of directors who (i) will be issued Restricted Stock under the
Management and Director Equity Plan and/or (ii) will be granted options to purchase shares of
New O'Sullivan Holdings Common Stock under the Management and Director Equity Plan
(either initially on the Effective Date or subsequently); such term shall not apply to any director who is an employee, officer, director, agent, representative, or Affiliate (as defined in the
Bankruptcy Code) of any Person who receives a distribution of shares of New O'Sullivan
Holdings Common Stock under the Plan on account of such party's Allowed Senior Secured
Notes Claim, or an Insider (as defined in the Bankruptcy Code) of any Person who receives a distribution of shares of New O'Sullivan Holdings Common Stock under the Plan on account of an Allowed Senior Secured Notes Claim, or an Affiliate of such Person.
         1.49.    Disclosure Statement:  The disclosure statement and all supplements and exhibits thereto that relate to the Plan and are approved by the Bankruptcy Court pursuant to
Bankruptcy Code § 1125.
         1.50.    Disputed Claim:  A Claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn and has not been overruled or denied by a Final Order.  Prior to the Claims Objection Bar Date, for the purpose of the Debtors' obligation under Plan Section 6.10(a) to establish the Disputed Claims Reserve and for all other purposes under the Plan, a Claim shall be considered a Disputed Claim to the extent of the applicable dispute if:  (i) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in their Schedules; (ii) any corresponding
Claim scheduled by the Debtors in their Schedules has been scheduled as disputed, contingent,

or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the Debtors in their Schedules.
         1.51.    Disputed Claims Reserve:  This term shall have the meaning set forth in Section
6.10(a) of the Plan.
         1.52.    Disputed Class . . . Claim:  Any Disputed Claim in the particular Class described.
         1.53.    Disputed Electing Vendor and Utility Company Settlement Payment
Reserve:  Such term shall have the meaning ascribed to it in Plan Section 6.27(h)(ii).
         1.54.    Distribution Record Date:  The record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the first Business Day following the Confirmation Date or such other date designated as such in the Confirmation
Order.
         1.55.    DTC:  The Depository Trust Company.
         1.56.    Effective Date:  The Business Day on which the Plan becomes effective as provided in Article VIII hereof.
         1.57.    Electing Vendor or Utility Company:  Any Holder of an Allowed Vendor
Claim or an Allowed Utility Company Claim against O'Sullivan Industries, O'Sullivan
Virginia, or OFFO that elects to accept and participate in, and be bound by the terms and conditions of, the Prepetition Vendor and Utility Company Settlement.
         1.58.    Employees:  Collectively, the present and former employees (including retirees)
of any of the Debtors.
         1.59.    Estate(s):  Individually, the estate of each Debtor in these Cases, and, collectively, the estates of all of the Debtors in these Cases, created pursuant to Bankruptcy Code
§ 541.
         1.60.    Executory Contract:  Any executory contract or unexpired lease, subject to
Bankruptcy Code § 365, between any of the Debtors and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to the Plan.
         1.61.    Exit Credit Facility:  Collectively, the Exit Credit Facility Revolver and any Exit
Credit Facility Term Loan.
         1.62.    Exit Credit Facility Guarantees:  Collectively, the guarantees to be executed and delivered by the Exit Credit Facility Guarantors, concurrently with the execution and delivery of the Exit Credit Facility, in respect of the borrower(s)' obligations under the Exit
Credit Facility.
         1.63.    Exit Credit Facility Guarantors:  Those of the Reorganized Debtors that are the guarantors of the borrower(s)' obligations under the Exit Credit Facility Guarantees, in their capacity as such.

         1.64.    Exit Credit Facility Revolver:  That certain revolving exit credit facility, including a letter of credit facility, together with all documents, instruments, and agreements related thereto or entered into in connection therewith, to be entered into by the Reorganized
Debtors, as borrowers or guarantors (as applicable), and the Exit Credit Facility Lenders, as lenders, effective as of the Effective Date.
         1.65.    Exit Credit Facility Term Loan:  That certain exit financing term loan, if any, together with all documents, instruments, and agreements related thereto or entered into in connection therewith, that may be entered into by the Reorganized Debtors, as borrowers or guarantors (as applicable), and the Exit Credit Facility Lenders, as lenders, effective as of the
Effective Date.
         1.66.    Exit Credit Facility Lenders:  Collectively, the lenders under the Exit Credit
Facility, and their respective participants, successors, and assigns thereunder.
         1.67.    Final Order:  An order or judgment entered by the Bankruptcy Court or other applicable court that has not been reversed or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the
Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired;  provided, however, that the possibility that a motion under Bankruptcy Code § 502(j), Rule 59 or Rule 60 of the Federal
Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules may be but has not then been filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.
         1.68.    GECC:  General Electric Capital Corporation.
         1.69.    General Unsecured Claims:  Unless otherwise specified in this Plan, all Claims
(including, but not limited to, (v) all Claims of Employees; (w) all Claims of Utility Companies;
(x) all Rejection Claims; (y) all Vendor Claims (including all Reclamation Claims); and (z) as provided for in, and determined in accordance with, Bankruptcy Code § 506(a), any undersecured or unsecured portions of Secured Claims other than any such Claims arising under the Senior Secured Notes, to the extent the Holder thereof has not timely elected application of
Bankruptcy Code § 1111(b)(2) with respect to such Claim) against one or more of the Debtors, provided that, in each case, such Claims are (A) not (i) Secured Claims (as provided for, and determined in accordance with, Bankruptcy Code § 506(a)) (including any DIP Facility Claims,
Claims arising under or related to the Industrial Revenue Bonds, Senior Credit Facility Claims,
or Senior Secured Notes Claims); (ii) Administrative Claims; (iii) Priority Claims; (iv) Tax
Claims; (v) Senior Subordinated Notes Claims; or (vi) Intercompany Claims; and (B) not
otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court.
         1.70.    Guarantees:  Collectively, the Senior Credit Facility Guaranty, the Senior
Secured Notes Guarantees, and the Senior Subordinated Notes Guarantees.

         1.71.    Holder:  The beneficial owner of any Claim or Interest.
         1.72.    Indentures:  Collectively, the Senior Secured Notes Indenture and the Senior
Subordinated Notes Indenture.
         1.73.    Industrial Revenue Bonds:  The $10 million principal amount of variable rate industrial revenue bonds issued by O'Sullivan Virginia and due October 1, 2008, together with all documents, instruments, letters of credit, and agreements related thereto or entered into in connection therewith.
         1.74.    Industrial Revenue Bonds Indenture:  The Indenture, dated as of September
1, 1998, as the same may have been amended from time to time, between the Industrial
Development Authority of Halifax County, Virginia and the Industrial Revenue Bonds
Indenture Trustee, as Trustee, with respect to the Industrial Revenue Bonds.
         1.75.    Industrial Revenue Bonds Indenture Trustee:  Wells Fargo Bank Minnesota,
N.A. (formerly Norwest Bank Minnesota, N.A.), as Trustee under the Industrial Revenue Bonds
Indenture, and its successors and assigns thereunder.
         1.76.    Initial Distribution Date:  The Effective Date (or as soon thereafter as is practicable).
         1.77.    Initial Options:  Such term shall have the meaning ascribed to it in Plan Section
6.15.
         1.78.    Intercompany Claim:  (a) Any account reflecting intercompany book entries by one Debtor with respect to any other Debtor or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.
         1.79.    Interest:  An ownership interest in any of the Debtors as evidenced by an equity security (as such term is defined in Bankruptcy Code § 101(16)) of any Debtor.
         1.80.    Insured Claim:  Any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy applicable to the Debtors or their businesses.
         1.81.    KERP:  The Key Employee Retention Plan, a summary of the financial terms of which is set forth in Exhibit F to the Disclosure Statement, which shall be adopted on the
Effective Date (or as soon thereafter as is practicable) by the Reorganized Debtors with respect to the KERP Employees as well as certain other of the Debtors' employees who may receive payments under a discretionary pool, and which shall be consistent with the terms thereof described in Section 6.16 of the Plan and in the Disclosure Statement.
         1.82.    KERP Employees:  Collectively, the 20 of the Debtors' key employees who shall be eligible to participate in the KERP and receive payments thereunder, subject to the terms thereof as described in Section 6.16 of the Plan and in the Disclosure Statement.

         1.83.    Lien:  Any lien, security interest, or other charge or encumbrance of any kind, or any other type of preferential arrangement, easement, right of way, or other encumbrance on title to real property.
         1.84.    Management and Director Equity Plan:  The equity incentive plan, a summary of which is included in the Plan Supplement, which shall be adopted on the Effective Date (or as soon thereafter as is practicable) by the Reorganized Debtors with respect to the Management
Stockholders and the Director Stockholders, and which shall be consistent with the terms thereof described in Section 6.15 of the Plan and the documents in the Plan Supplement.
         1.85.    Management Stockholders:  Collectively, those members of the Reorganized
Debtors' senior management who (i) will be issued Restricted Stock under the Management and
Director Equity Plan and/or (ii) will be granted options to purchase shares of New O'Sullivan
Holdings Common Stock under the Management and Director Equity Plan (either initially on the
Effective Date or subsequently).
         1.86.    Net Proceeds:  The gross proceeds received from the liquidation, sale, collection, recovery, or other disposition of any Asset of any Debtor, less the actual costs, expenses
(including, without limitation, any professional fees and expenses), and taxes (including, without limitation, all transfer taxes, if any) incurred in connection with (a) preserving such Asset and/or
(b) the liquidation, sale, collection, recovery, or other disposition of such Asset.
         1.87.    New Agent:  The agent under the Exit Credit Facility for the Exit Credit Facility
Lenders, and its successors and assigns thereunder.
         1.88.    New O'Sullivan Holdings Common Stock:  The shares of common stock
(including the Restricted Stock), par value $.01 per share, of Reorganized O'Sullivan Holdings, to be issued and distributed in the manner provided by the Plan or the Management and Director
Equity Plan and/or issued upon the exercise of (a) any options to purchase New O'Sullivan
Holdings Common Stock, as provided under the Management and Director Equity Plan, and (b)
the New Warrants.
         1.89.    New Secured Notes:  Collectively, the secured notes in the aggregate principal amount of $10 million, to be issued by Reorganized O'Sullivan Industries and guaranteed by the
New Secured Notes Guarantors, and all security and other documents related thereto or entered into in connection therewith.
         1.90.    New Secured Notes Guarantors:  Collectively, Reorganized O'Sullivan
Holdings, Reorganized O'Sullivan Virginia, and Reorganized OFFO in their capacity as the guarantors of Reorganized O'Sullivan Industries' obligations under the New Secured Notes.
         1.91.    New Secured Notes Guarantees:  Collectively, the guarantees to be executed and delivered by the New Secured Notes Guarantors, concurrently with the execution and delivery of the New Secured Notes, in respect of Reorganized O'Sullivan's obligations under the
New Secured Notes.
         1.92.    New Series A Warrants:  Collectively, the 526,316 warrants to acquire, in the aggregate, up to 526,316 shares of New O'Sullivan Holdings Common Stock.  Such 526,316
shares represent, in the aggregate, 5% of the outstanding shares of New O'Sullivan Holdings
Common Stock calculated on a fully-diluted basis after giving effect to the issuance of shares upon the exercise of the New Series A Warrants, subject to dilution on a pari passu basis with all other holders of shares of New O'Sullivan Holdings Common Stock based on the issuance of the shares of New O'Sullivan Holdings Common Stock issuable upon the exercise of the options to be granted pursuant to the Management and Director Equity Plan.
         1.93.    New Series B Warrants:  Collectively, the 554,017 warrants to acquire, in the aggregate, up to 554,017 shares of New O'Sullivan Holdings Common Stock.  Such 554,017
shares represent, in the aggregate, 5% of the outstanding shares of New O'Sullivan Holdings
Common Stock calculated on a fully-diluted basis after giving effect to the issuance of shares upon the exercise of the New Warrants, subject to dilution on a pari passu basis with all other holders of shares of New O'Sullivan Holdings Common Stock based on the issuance of the shares of New O'Sullivan Holdings Common Stock issuable upon the exercise of the options to be granted pursuant to the Management and Director Equity Plan.
         1.94.    New Warrants:  Collectively, the New Series A Warrants and the New Series B
Warrants, in the forms attached as Exhibit G to the Disclosure Statement, which forms of the
New Warrants may not be amended or modified in any respect except in the manner set forth in
Plan Section 6.35(b).
         1.95.    Nominee:  For any Holder of a Claim or Interest, the designated representative of any such Holder.
         1.96.    Non-Debtor Intercompany Claim:  Any claim, debt, or other obligation held by or against any Debtor, Affiliate, or subsidiary thereof, by or against any non-Debtor subsidiary or Affiliate of a Debtor.
         1.97.    Non-Debtor Releasing Parties:  Collectively, each and every Person that has held, holds, or may hold a Claim or Interest and that votes to accept the Plan; provided, however, that the scope of the term "Non-Debtor Releasing Parties" shall not include any Person who is not entitled to vote to accept or to reject the Plan and, in fact, does not so vote.
         1.98.    Notes Indenture Trustees:  Collectively, the Senior Secured Notes Indenture
Trustee and the Senior Subordinated Notes Indenture Trustee.
         1.99.    OFFO:  Debtor O'Sullivan Furniture Factory Outlet, Inc., a Missouri corporation and a wholly-owned subsidiary of Debtor O'Sullivan Industries.
         1.100.   Old Stock of . . .:  When used with reference to a particular Debtor or Debtors, the common stock, preferred stock, or similar equity ownership interests (as applicable) issued by such Debtor or Debtors and outstanding immediately prior to the Petition Date.
         1.101.   Options:  Such term shall have the meaning ascribed to it in Plan Section 6.15.
         1.102.   O'Sullivan Holdings:  Debtor O'Sullivan Industries Holdings, Inc., a Delaware
corporation that owns all of the outstanding common stock of Debtor O'Sullivan Industries.
         1.103.   O'Sullivan Holdings Common Stock:  The (a) 2,000,000 authorized shares of
Class A common stock, of which 1,356,788.25 shares have been issued and 1,367,997 shares are outstanding and (b) 1,000,000 authorized shares of Class B common stock, of which 701,422 shares are issued and outstanding, of O'Sullivan Holdings, and any options, warrants, or rights, contractual or otherwise, to acquire any shares of such common stock.
         1.104.   O'Sullivan Holdings Preferred Stock:  Collectively, the (a) O'Sullivan Holdings
Senior Preferred Stock, (b) 100,000 authorized shares of Series A Junior preferred stock, none of which are issued or outstanding, (c) 977,503.81 authorized shares of Series B Junior preferred stock, of which 933,013.18 shares are issued and outstanding, and (d) 50,000 authorized shares of Series C Junior preferred stock, all of which are issued and outstanding, in each case of
O'Sullivan Holdings, and any options, warrants, or rights, contractual or otherwise, to acquire any shares of any such preferred stock.
         1.105.   O'Sullivan Holdings Senior Preferred Stock:  Collectively, the 17,000,000
authorized shares of Senior preferred stock of O'Sullivan Holdings, of which 16,431,050 shares are issued and outstanding.
         1.106.   O'Sullivan Industries:  Debtor O'Sullivan Industries, Inc., a Delaware
corporation, which owns all of the outstanding common stock of each of Debtors O'Sullivan
Virginia and OFFO.
         1.107.   O'Sullivan Virginia:  Debtor O'Sullivan Industries - Virginia, Inc., a Virginia
corporation and a wholly-owned subsidiary of Debtor O'Sullivan Industries.
         1.108.   Person:  An individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof, or any other entity.
         1.109.   Petition Date:  October 14, 2005, the date upon which the petitions for relief under Chapter 11 with respect to the Debtors commencing these Cases were filed.
         1.110.   Plan:  This Modified Second Amended Joint Plan of Reorganization, and all
supplements and exhibits hereto, as the same may be amended or modified by the Debtors from time to time pursuant to, and in accordance with, the terms hereof, the Bankruptcy Code, and the
Bankruptcy Rules.
         1.111.   Plan Documents:  The documents and forms of documents specified or referenced in, and/or to be executed by any of the Debtors and/or any of the Reorganized
Debtors pursuant to the terms of the Plan, including, but not limited to, the Amended and
Restated By-Laws; the Amended and Restated Certificates of Incorporation; the New Secured
Notes and the New Secured Notes Guarantees; any and all documents establishing the terms and conditions of the New Warrants and all related confidentiality agreements; the Exit Credit
Facility; the Registration Rights Agreement; the Warrant Holder and Stockholder Rights
Agreement; any and all documents establishing the terms and conditions of the Management and
Director Equity Plan; any and all documents providing for the adoption and/or implementation of the terms and conditions of the KERP, as all such documents and forms of documents may be amended and/or supplemented from time to time in accordance with the Plan.
         1.112.   Plan Rejection Bar Date:  Such term shall have the meaning ascribed to it in
Plan Section 7.4.

         1.113.   Plan Supplement:  The supplement to the Plan containing a compilation of the draft forms and/or summaries of certain of the Plan Documents and certain related lists and/or schedules, as may be amended, modified, or supplemented from time to time thereafter in accordance with the Plan.
         1.114.   Prepetition Vendor and Utility Company Settlement:  The settlement pursuant to which each Holder of an Allowed Vendor Claim or an Allowed Utility
Company Claim against O'Sullivan Industries, O'Sullivan Virginia, or OFFO may elect, on its Prepetition Vendor and Utility Company Settlement Election Form, to receive a distribution in Cash, in addition to the distribution to be provided pursuant to Plan Section
5.3 on account of such Holder's Allowed Class 3A Claim, in exchange for, among other things, such Holder's agreement to be bound by the Prepetition Vendor and Utility
Company Settlement Release.
         1.115.   Prepetition Vendor and Utility Company Settlement Election Form:  The
form, to be distributed to each Holder of a Vendor Claim or a Utility Company Claim against O'Sullivan Industries, O'Sullivan Virginia, or OFFO, upon which form each such
Holder shall indicate whether it elects to participate in the Prepetition Vendor and Utility
Company Settlement.  The Prepetition Vendor and Utility Company Settlement Election
Form shall be substantially in the form attached as Exhibit I to the Disclosure Statement.
         1.116.   Prepetition Vendor and Utility Company Settlement Payment:  Such term shall have the meaning ascribed to it in Plan Section 6.27(a).
         1.117.   Prepetition Vendor and Utility Company Settlement Release:  The release of claims and Causes of Action against the Released Parties by the Electing Vendors and
Utility Companies, as set forth more particularly in Plan Section 6.27(b).
         1.118.   Priority Claims:  All Claims that are entitled to priority pursuant to Bankruptcy
Code § 507(a) or (b) that are not Administrative Claims or Tax Claims.
         1.119.   Professional(s):  Any professional(s) employed in these Cases pursuant to
Bankruptcy Code §§ 327, 328, or 1103 or otherwise, and any professional(s) seeking compensation or reimbursement of expenses in connection with these Cases pursuant to
Bankruptcy Code §§ 330, 331, and/or 503(b)(4).
         1.120.   Professional Fees:  All fees due and owing to any Professional for compensation or reimbursement of costs and expenses relating to services incurred on and after the Petition
Date and prior to the Effective Date.
         1.121.   Proof of Claim:  Any written statement filed in these Cases by a Creditor in which such Creditor sets forth the amount owed and sufficient detail to identify the basis for a
Claim.
         1.122.   Pro Rata:  Proportionately, so that a Pro Rata distribution with respect to an
Allowed Claim of a particular Class bears the same ratio to all distributions (and, in the case of
Disputed Claims, allocations) on account of a particular Class or Classes, as the dollar amount of such Allowed Claim bears to the dollar amount of all Allowed Claims and Disputed Claims in such Class or Classes.
         1.123.   Reclamation Claim:  Any Claim of a Vendor against any of the Debtors that is asserted to give rise to a statutory or common law right of reclamation.
         1.124.   Record Date:  The record date for voting on the Plan, which shall be February 2,
2006, for Holders of Allowed Claims in Class 2C or Class 3B.
         1.125.   Registration Rights Agreement:  The registration rights agreement to be entered into by Reorganized O'Sullivan Holdings, substantially in the form contained in the Plan
Supplement.
         1.126.   Reinstated or Reinstatement:  Either (i) leaving unaltered the legal, equitable, and contractual right to which a Claim entitles the Holder of such Claim so as to leave such
Claim unimpaired in accordance with Bankruptcy Code § 1124 or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in
Bankruptcy Code § 365(b)(2); (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; or (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated
in order to accomplish the Reinstatement.
         1.127.   Rejection Claims:  All Claims arising as a result of any of the Debtors' rejection of an Executory Contract pursuant to Bankruptcy Code §§ 365 and 1123, subject to the limitations provided in Bankruptcy Code § 502(b) or otherwise.
         1.128.   Released Parties:  Collectively, (i) the Debtors and the Reorganized Debtors; (ii)
the Senior Credit Facility Lender, the DIP Agent, and the DIP Facility Lenders, in their capacities as such; (iii) the Senior Secured Noteholders, the Senior Secured Noteholders
Representative, in its capacity as such, the Senior Secured Notes Indenture Trustee, in its capacity as such, the Senior Subordinated Notes Indenture Trustee, in its capacity as such, and the Senior Subordinated Noteholders; (iv) the Creditors Committee and the members of the
Creditors Committee, in their capacities as such; (v) the respective directors, officers, and employees of (a) the Debtors who have continued to serve in such capacity(ies) as of the
Confirmation Date, and (b) the Reorganized Debtors; (vi) with respect to each of the foregoing
Persons, and except as otherwise limited by clause (v) of this Section 1.128, such Person's predecessors, successors, assigns, directors, officers, employees, stockholders, members, subsidiaries, affiliates, principals, agents, advisors, financial advisors, attorneys, accountants, investment bankers, consultants, underwriters, appraisers, representatives, and other
Professionals, in each case in their capacity as such; and (vii) any Person claimed to be liable derivatively through any Person referred to in clauses (i), (ii), (iii), (iv), (v), or (vi) of this
Section 1.128.
         1.129.   Releasing Party or Releasing Parties:  Either a Non-Debtor Releasing Party
or a Debtor Party (as applicable), or collectively, the Non-Debtor Releasing Parties and the
Debtor Parties.
         1.130.   Reorganized Debtors:  Collectively, Reorganized O'Sullivan Holdings,
Reorganized O'Sullivan Industries, Reorganized O'Sullivan Virginia, and Reorganized OFFO.
         1.131.   Reorganized OFFO:  OFFO, as reorganized on and after the Effective Date.
         1.132.   Reorganized O'Sullivan Holdings:  O'Sullivan Holdings, as reorganized on and after the Effective Date.
         1.133.   Reorganized O'Sullivan Industries:  O'Sullivan Industries, as reorganized on and after the Effective Date.
         1.134.   Reorganized O'Sullivan Virginia:  O'Sullivan Virginia, as reorganized on and after the Effective Date.
         1.135.   Reorganized Subsidiaries:  Collectively, Reorganized O'Sullivan Industries,
Reorganized O'Sullivan Virginia, and Reorganized OFFO, in their capacity as direct and/or indirect (as applicable) subsidiaries of Reorganized O'Sullivan Holdings.
         1.136.   Restricted Stock:  Such term shall have the meaning ascribed to it in Plan
Section 6.15.
         1.137.   Rothschild Engagement Letter:  That certain letter agreement, dated as of
August 26, 2005, among Rothschild Inc., O'Sullivan Holdings, and O'Sullivan Industries,
each on behalf of itself and its respective subsidiaries, and the Ad Hoc Senior Secured
Noteholders Committee (as defined in the Adequate Protection Stipulation), setting forth, among other things, the terms and conditions pursuant to which O'Sullivan Holdings,
O'Sullivan Industries, and their respective subsidiaries would retain Rothschild Inc. as financial advisor and investment banker to such ad hoc committee.
         1.138.   Schedules:  The respective schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors in accordance with Bankruptcy
Code § 521, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or an order of the Bankruptcy Court.
         1.139.   Scheduling Stipulations and Orders:  Collectively, (i) the Stipulation and
Order (1) Continuing the Hearings on (A) the Amended Disclosure Statement (B) the
Lazard Application and (C) the Chanin Application and (2) Extending the Lien Challenge
Deadline, dated and entered on the docket of these Cases on January 12, 2006 as Docket
No. 354, (ii) the Stipulation and Order (1) Continuing the Hearings on (A) the Amended
Disclosure Statement  (B) the Lazard Application (C) the Chanin Application (D) the
AFCO Motion (E) the Lease Rejection Motion, and (F) the Equipment Sale Motion and (2)

Extending the Committee Deadline, dated and entered on the docket of these Cases on
January 23, 2006 as Docket No. 389, (iii) the Third Stipulation and Order (1) Continuing
the Hearings on (A) the Amended Disclosure Statement, (B) the Lazard Application, (C)
the Chanin Application and (D) the AFCO Motion and (2) Extending the Committee
Deadline, dated and entered on the docket of these Cases February 2, 2006 as Docket No.
395, and (iv) any and all stipulations and orders as may be (a) executed on the date hereof or in the future in these Cases by and among the Debtors, the Creditors Committee, and the Holders of the majority in principal amount of the Senior Secured Notes and (b)
entered as an order of the Bankruptcy Court, that, among other things, extend the
"Investigation Date" (as such term is defined in the Adequate Protection Stipulation).
         1.140.   SEC:  The Securities and Exchange Commission.
         1.141.   Secondary Liability Claim:  A Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally, or secondarily liable for, any contractual, tort, or other obligation of another Debtor, including any Claim based on:  (a) guaranties of collection, payment, or performance (including, but not limited to, any of the Guarantees or any guaranty relating to any Executory Contract); (b) indemnity bonds, obligations to indemnify, or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements, or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability, or similar legal theories; or (g) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.
         1.142.   Secured Claims:  All Claims (excluding any and all Reclamation Claims) that are secured by a properly perfected and not otherwise avoidable lien on property in which an Estate has an interest or that is subject to setoff under Bankruptcy Code § 553, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code §
506(a) and, if applicable, § 1129(b); provided, however, that if the Holder of a Secured Claim is entitled to and does timely elect application of Bankruptcy Code § 1111(b)(2), then such
Holder's Claim shall be a Secured Claim to the extent such Claim is Allowed.
         1.143.   Securities Act:  The Securities Act of 1933, as amended.
         1.144.   Senior Credit Facility:  That certain credit agreement, dated as of September 29,
2003, as amended from time to time, by and between O'Sullivan Industries, O'Sullivan Virginia, and OFFO, as borrowers; the Senior Credit Facility Guarantor, as guarantor; and GECC, as agent and lender, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.
         1.145.   Senior Credit Facility Claims:  All Claims of the Senior Credit Facility Lender
against the Debtors represented by, related to, arising under, or in connection with the Senior
Credit Facility (as against O'Sullivan Industries, O'Sullivan Virginia, and OFFO, as the
borrowers thereunder) and/or the Senior Credit Facility Guaranty (as against O'Sullivan
Holdings, in its capacity as the Senior Credit Facility Guarantor), as applicable, for any and all outstanding obligations thereunder incurred through and including the Effective Date (except to the extent of any interest accrued but unpaid after the Petition Date at a rate above the non-
default rate of interest set forth in the Senior Credit Facility), after taking into account the sum of all payments made by any of the Debtors to the Senior Credit Facility Lender prior to the
Effective Date on account of such Claims.
         1.146.   Senior Credit Facility Guaranty:  The guaranty issued by the Senior Credit
Facility Guarantor of the  repayment obligations of the Borrowers (as such term is defined in the
Senior Credit Facility) under the Senior Credit Facility.
         1.147.   Senior Credit Facility Guarantor:  O'Sullivan Holdings, in its capacity as the guarantor under the Senior Credit Facility Guaranty.
         1.148.   Senior Credit Facility Lender:  GECC, in its capacity as the Agent, initial L/C
Issuer (as such terms are defined in the Senior Credit Facility), and lender under the Senior
Credit Facility, and its participants (if any), successors, and assigns thereunder.
         1.149.   Senior Secured Noteholders:  Collectively, the Holders of the Senior Secured
Notes as of the Distribution Record Date.
         1.150.   Senior Secured Noteholders Representative:  GoldenTree Asset Management
L.P., in its capacity as the representative of the largest Holders of the Senior Secured Notes in connection with this Plan and the consummation thereof.
         1.151.   Senior Secured Notes:  The $100 million aggregate principal amount of 10.63%
senior secured notes due 2008 issued by O'Sullivan Industries in September of 2003, pursuant to the Senior Secured Notes Indenture, with the Senior Secured Notes Indenture Trustee, as indenture trustee, and the Senior Secured Notes Guarantors, as guarantors, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.
         1.152.   Senior Secured Notes Claim or Senior Secured Notes Claims:  Collectively, all
Claims represented by, related to, arising under, or in connection with the Senior Secured Notes
(as against O'Sullivan Industries) and the Senior Secured Notes Guarantees (as against the Senior
Secured Notes Guarantors), respectively, including any undersecured or unsecured portion thereof, but excluding (i) any interest accrued but unpaid from and after the Petition Date, and
(ii) any and all Claims of the Senior Secured Notes Indenture Trustee for fees, charges, and expenses (including attorneys' fees and expenses) under the Senior Secured Notes and/or the
Senior Secured Notes Indenture (which shall be treated in the manner as set forth in (a) Plan
Section 4.4 with respect to Allowed Secured Claims for prepetition amounts owed and (b) Plan
Section 6.6(g) with respect to Allowed Claims for postpetition amounts owed).
         1.153.   Senior Secured Notes Guarantees:  Collectively, the guarantees issued by the
Senior Secured Notes Guarantors of O'Sullivan Industries' repayment obligations under the
Senior Secured Notes.
         1.154.   Senior Secured Notes Guarantors:  Collectively, O'Sullivan Holdings,
O'Sullivan Virginia, and OFFO, in their capacity as the guarantors under the Senior Secured
Notes Guarantees.

         1.155.   Senior Secured Notes Indenture:  The Indenture, dated as of September 29,
2003, as the same may have been amended from time to time, between O'Sullivan Industries, as issuer, the Senior Secured Notes Guarantors, as guarantors, and the Senior Secured Notes
Indenture Trustee, as Trustee, with respect to the Senior Secured Notes.
         1.156.   Senior Secured Notes Indenture Trustee:  The Bank of New York, as Trustee
under the Senior Secured Notes Indenture, and its successors and assigns thereunder.
         1.157.   Senior Subordinated Noteholders:  Collectively, the Holders of the Senior
Subordinated Notes as of the Distribution Record Date.
         1.158.   Senior Subordinated Notes:  The $100 million aggregate principal amount of
13.375% senior subordinated notes due 2009 (of which $96 million in aggregate principal amount is currently outstanding), issued by O'Sullivan Industries on November 30, 1999, pursuant to the Senior Subordinated Notes Indenture, with the Senior Subordinated Notes
Indenture Trustee, as indenture trustee, and the Senior Subordinated Notes Guarantors, as guarantors, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.
         1.159.   Senior Subordinated Notes Claims:  Collectively, all Claims represented by, related to, arising under, or in connection with the Senior Subordinated Notes (as against
O'Sullivan Industries) and the Senior Subordinated Notes Guarantees (as against the Senior
Subordinated Notes Guarantors), except to the extent of any interest accrued but unpaid from and after the Petition Date, excluding any and all Claims of the Senior Subordinated Notes
Indenture Trustee for fees, charges, and expenses (including attorneys' fees and expenses) under the Senior Subordinated Notes and/or the Senior Subordinated Notes Indenture (which shall be treated in the manner set forth in Plan Section 6.6(g) with respect to Allowed Claims for amounts owed).
         1.160.   Senior Subordinated Notes Guarantees:  Collectively, the guarantees issued by the Senior Subordinated Notes Guarantors of O'Sullivan Industries' repayment obligations under the Senior Subordinated Notes.
         1.161.   Senior Subordinated Notes Guarantors:  Collectively, O'Sullivan Virginia and
OFFO, in their capacity as the guarantors under the Senior Subordinated Notes Guarantees.
         1.162.   Senior Subordinated Notes Indenture:  The Indenture, dated as of November
30, 1999, as the same may have been amended from time to time, between O'Sullivan Industries, as issuer, the Senior Subordinated Notes Guarantors, as guarantors, and the Senior Subordinated
Notes Indenture Trustee, as Trustee, with respect to the Senior Subordinated Notes.
         1.163.   Senior Subordinated Notes Indenture Trustee:  Wells Fargo Bank N.A.,
successor-by-merger to Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota,
N.A.), as Trustee under the Senior Subordinated Notes Indenture, and its successors and assigns thereunder.
         1.164.   Series A Preferred Stock Option Agreements:  Those certain series A preferred stock option agreements, each dated as of November 30, 1999 (together with all documents, instruments, and agreements related thereto or entered into in connection therewith), pursuant to which certain members of the then management of the Debtors were given options to acquire, in the aggregate, 60,318.67 shares of O'Sullivan Holdings series A junior preferred stock (subject to the terms and conditions thereof).
         1.165.   Series B Preferred Stock Warrant Agreements:  Those certain series B warrant agreements, each dated as of November 30, 1999 (as amended and restated from time to time), together with all documents, instruments, and agreements related thereto or entered into in connection therewith, pursuant to which BancBoston and the Senior Subordinated Noteholders, as applicable, each were given warrants to acquire 39,273 shares of O'Sullivan Holdings series B junior preferred stock (subject to the terms and conditions thereof).
         1.166.   Tandy:  Collectively, RadioShack Corporation (f/k/a Tandy Corporation) and/or
Tandy Corporation, as applicable.
         1.167.   Tandy Agreements:  Collectively, (a) that certain Amended and Restated Tax
Sharing and Tax Benefit Reimbursement Agreement, dated as of June 19, 1997, by and among
Tandy, TE Electronics, and O'Sullivan Holdings and (b) that certain Settlement Agreement, dated May 13, 2002, by and among RadioShack Corporation (f/k/a Tandy Corporation), TE
Electronics L.P. (formerly TE Electronics Inc.), and O'Sullivan Holdings.
         1.168.   Tandy Claims:  Any and all Claims of Tandy relating to, arising under, or in connection with the Tandy Agreements.
         1.169.   Tax Claims:  All Claims that are entitled to priority under Bankruptcy Code
§ 507(a)(8).
         1.170.   TE Electronics:  Collectively, TE Electronics L.P. (f/k/a TE Electronics Inc.)
and/or TE Electronics, Inc., as applicable.
         1.171.   Utility Companies:  Those Persons who, in connection with the operation of  the
Debtors' business and the Debtors' management of their properties, supplied or provided electricity, water, sewer, telephone, communications, trash collection, and/or other services of this general character to any of the Debtors prior to the Petition Date.
         1.172.   Utility Company Claims:  All Claims of a Utility Company against a Debtor.
         1.173.   Vendor Claims:  All Claims of a Vendor (including any and all Reclamation
Claims) against a Debtor.
         1.174.   Vendors:  Persons who supplied or provided goods, supplies, parts, materials, other tangible objects, and/or services to any of the Debtors prior to the Petition Date, but excluding Utility Companies, Employees, and Holders of Rejection Claims on account of such
Rejection Claims.
         1.175.   Voting Deadline:  The deadline established by the Bankruptcy Court as the last date to timely submit a Ballot for voting to accept or reject the Plan.
         1.176.   Warrant Holder and Stockholder Rights Agreement:  That certain Warrant
Holder and Management Stockholder and Stockholder Rights Agreement (which shall be in the form attached as Exhibit H to the Disclosure Statement), to be entered into by and among Reorganized O'Sullivan Holdings, certain Holders of the New Warrants, and certain Holders of New O'Sullivan Holdings Common Stock, in each case as listed more specifically on Annex A, Annex B and Annex C thereto, which agreement may not be amended or modified in any respect except in the manner set forth in Plan Section 6.35(b).
                                                    ARTICLE II

                                      CLASSIFICATION OF CLAIMS AND INTERESTS
         2.1.     In accordance with Bankruptcy Code § 1123(a)(1), Administrative Claims, DIP
Facility Claims, and Tax Claims have not been classified and are excluded from the following
Classes.  (Article III describes the treatment of Administrative Claims, DIP Facility Claims, and
Tax Claims.)  For the purposes of the Plan, Holders of Claims against, or Interests in, the
Debtors are grouped as follows in accordance with Bankruptcy Code § 1122(a):
         2.2.     Class 1 -- Priority Claims.  Class 1 consists of all Allowed Priority Claims against any of the Debtors.  Class 1 Claims shall be treated in the manner set forth in Section 4.2 hereof.
         2.3.     Class 2 -- Secured Claims Against One or More of the Debtors.
                  (a)      Class 2A – Senior Credit Facility Claims.  Class 2A consists of all
Allowed Senior Credit Facility Claims, if any, against (a) O'Sullivan Industries, O'Sullivan
Virginia, and OFFO, as the borrowers under the Senior Credit Facility, and (b) O'Sullivan
Holdings, in its capacity as the Senior Credit Facility Guarantor.  Class 2A Claims shall be treated in the manner set forth in Section 4.3 hereof.
                  (b)      Class 2B -- Other Secured Claims Against O'Sullivan Industries,
O'Sullivan Virginia, or OFFO.  Class 2B consists of all Allowed Secured Claims against any of O'Sullivan Industries, O'Sullivan Virginia, or OFFO that are not otherwise classified in this
Article II.  Accordingly, Class 2B Claims do not include any Claims under, respectively, the
Senior Credit Facility, the DIP Facility, the Senior Credit Facility Guarantees, or any Senior
Secured Notes Claims (either under the Senior Secured Notes or the Senior Secured Notes
Guarantees), but do include Claims under the Industrial Revenue Bonds, the prepetition Allowed
Secured Claim of the Senior Secured Notes Indenture Trustee (which shall be an Allowed Claim in the amount of $22,227.50), and any secured capital leases of O'Sullivan Industries, O'Sullivan
Virginia, or OFFO.  Allowed Class 2B Claims shall be treated in the manner set forth in Section
4.4 hereof.
                  (c)      Class 2C -- Senior Secured Notes Claims.  Class 2C consists of all
Allowed Senior Secured Notes Claims against (a) O'Sullivan Industries, as the issuer under the
Senior Secured Notes, and (b) each of the other Debtors (i.e., O'Sullivan Holdings, O'Sullivan
Virginia, and OFFO) in its capacity as a Senior Secured Notes Guarantor.  Allowed Class 2C
Claims shall be treated in the manner set forth in Section 5.2 hereof.  The Senior Secured Notes
Claims shall be Allowed under the Plan (but solely for purposes of this Plan and for no other purpose) in the aggregate amount of $108,082,648.95.
         2.4.     Class 3 – Unsecured Claims Against O'Sullivan Industries, O'Sullivan
Virginia, or OFFO.

                  (a)      Class 3A -- General Unsecured Claims Against O'Sullivan Industries,
O'Sullivan Virginia, or OFFO.  Class 3A consists of all Allowed General Unsecured Claims against O'Sullivan Industries, O'Sullivan Virginia, or OFFO that are not otherwise classified pursuant to this Article II.  Allowed Class 3A Claims shall be treated in the manner set forth in
Section 5.3 hereof.  No Tandy Claims or Claims of BancBoston (if any) shall be included in
Class 3A.
                  (b)      Class 3B -- Allowed Senior Subordinated Notes Claims.  Class 3B
consists of all Allowed Senior Subordinated Notes Claims.  Allowed Class 3B Claims shall be treated in the manner set forth in Section 5.4 hereof.  The Senior Subordinated Notes Claims shall be Allowed under the Plan (but solely for purposes of this Plan and for no other purpose) in the aggregate amount of $102,384,333.33.
         2.5.     Class 4 -- All Other Claims Against O'Sullivan Holdings.  Class 4 consists of all Allowed Claims against O'Sullivan Holdings that are not otherwise classified pursuant to this
Article II of the Plan (such otherwise classified claims against O'Sullivan Holdings include, without limitation, (a) Administrative Claims, Priority Claims, Tax Claims, and DIP Facility
Claims, and (b) Claims arising under the Senior Credit Facility Guaranty and the Senior Secured
Notes Guarantees, respectively, which are classified under Classes 2A and 2C, respectively).
Class 4 Claims include, but are not limited to, any and all Vendor Claims, Rejection Claims, and
Utility Company Claims (if any) against O'Sullivan Holdings, and all other General Unsecured
Claims against O'Sullivan Holdings (including any and all Claims under the BancBoston Note or the Tandy Agreements, respectively).  Allowed Class 4 Claims shall be treated in the manner set forth in Plan Section 5.5.
         2.6.     Class 5 -- Intercompany Claims.  Class 5 consists of all Allowed Intercompany
Claims.  Class 5 Claims shall be Allowed in the amounts as reflected on the Debtors' books and records, and shall be treated in the manner set forth in Section 5.6 hereof.
         2.7.     Class 6 -- Existing Equity Interests in O'Sullivan Holdings.  Class 6 consists of all Allowed Interests in O'Sullivan Holdings, including all Interests arising under or in connection with the O'Sullivan Holdings Preferred Stock, the O'Sullivan Holdings Common
Stock,  any and all options or rights to exercise warrants or otherwise acquire any shares of
O'Sullivan Holdings Preferred Stock, O'Sullivan Holdings Common Stock, or any other Interest in O'Sullivan Holdings under the Class A Common Stock Warrant Agreements, the Series B
Preferred Stock Warrant Agreements, the Series A Preferred Stock Option Agreements, or
otherwise.  Allowed Class 6 Interests shall be treated in the manner set forth in Section 5.7 hereof.
         2.8.     Class 7 -- Old Stock of the Debtor Subsidiaries.  Class 7 consists of all Allowed
Interests arising under or in connection with the Old Stock of each of the Debtor Subsidiaries.
Allowed Class 7 Interests shall be treated in the manner set forth in Section 4.5 hereof.
                                                    ARTICLE III

                                            TREATMENT OF ADMINISTRATIVE
                                    CLAIMS, DIP FACILITY CLAIMS, AND TAX CLAIMS

         3.1.     Administrative Claims.  Each Holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such
Allowed Claim, Cash equal to the amount of such Allowed Claim on the later of (i) the Initial
Distribution Date and (ii) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to a different treatment of such Allowed Claim; provided, however, that
Allowed Administrative Claims representing obligations incurred in the ordinary course of business and assumed by the Debtors shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements related thereto.
         3.2.     DIP Facility Claims:  DIP Facility Claims shall be Allowed Claims under the
Plan in the aggregate amount equal to all obligations under the DIP Facility outstanding as of the
Effective Date, as agreed to by the DIP Lender and the Debtors with the approval of the Senior
Secured Noteholders Representative and the Creditors Committee, or in the event of a dispute regarding such amount, as such amount has been determined by an order of the Bankruptcy
Court.  On the Effective Date (or as soon thereafter as is practicable), (a) each Holder of an
Allowed DIP Facility Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, Cash in an amount equal to such Holder's Pro Rata share of the aggregate amount of the outstanding Allowed DIP Facility Claims, which payments shall collectively be in the amount equal to the aggregate outstanding amount of the Allowed
DIP Facility Claims, and (b) either (i) the DIP Facility Lenders will receive cancellation without draw of all outstanding letters of credit issued under the DIP Facility or (ii) such outstanding letters of credit shall be replaced with, to the extent practicable, or supported by, new letters of credit to be issued under the Exit Credit Facility, on terms reasonably acceptable to the DIP
Agent.  To the extent of any conflict between the provisions of this Plan and the terms and conditions of the DIP Facility, including, without limitation, the DIP Order, the terms and conditions of the DIP Facility shall govern.

         3.3.     Tax Claims.  Each Holder of an Allowed Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, at the election of the applicable Debtor, in its sole discretion, either (i) Cash equal to the amount of such Allowed Claim on the later of (1) the Initial Distribution Date and (2) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to a different treatment of such Allowed Claim, or (ii) in accordance with Bankruptcy Code § 1129(a)(9)(C), deferred Cash payments over a period not exceeding six years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the amount of such Allowed Tax Claim, unless such
Holder shall have agreed to a different treatment of such Allowed Claim.
                                                    ARTICLE IV

                             TREATMENT OF CLASSES THAT ARE NOT IMPAIRED UNDER THE PLAN
         4.1.     Unimpaired Classes.  Classes 1, 2A, 2B, and 7 are unimpaired.  Therefore, pursuant to Bankruptcy Code  § 1126(f), the Holders of Allowed Claims in such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote thereon.
         4.2.     Class 1 -- Priority Claims.  If not paid in full pursuant to a Final Order of the
Bankruptcy Court prior to the Confirmation Date, each Holder of an Allowed Class 1 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such

Allowed Claim, Cash equal to the amount of such Allowed Claim on the latest of (i) the Initial
Distribution Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii)
the date when such Allowed Claim becomes due and payable according to its terms and conditions.
         4.3.     Class 2A – Senior Credit Facility Claims.  In full satisfaction, settlement, release, and discharge of, and in exchange for, its Allowed Class 2A Claims (if any), on the
Effective Date (or as soon thereafter as is practicable), (a) the Holder of the Allowed Senior
Credit Facility Claims shall receive Cash in an amount equal to the aggregate amount of the outstanding Allowed Senior Credit Facility Claims (if any), and (b) either (i) the Senior Credit
Facility Lender will receive cancellation without draw of any and all outstanding letters of credit issued under the Senior Credit Facility or (ii) any such outstanding letters of credit shall be replaced with, to the extent practicable, or supported by, new letters of credit to be issued under the Exit Credit Facility, on terms reasonably acceptable to the Senior Credit Facility Lender.
         4.4.     Class 2B -- Other Secured Claims Against O'Sullivan Industries, O'Sullivan
Virginia, or OFFO.  In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Class 2B Claim, at the election of the applicable Debtor, such Debtor shall either:  (a) pay the amount of such Allowed Class 2B Claim against it in full, in Cash, on the later of the Effective Date or the Allowance Date of such Claim; (b) return the underlying collateral to the Holder of such Allowed Class 2B Claim; (c) Reinstate such Allowed Class 2B
Claim in accordance with the provisions of Bankruptcy Code § 1124(2); (d) pay such Allowed
Class 2B Claim in full in the ordinary course; or (e) treat such Allowed Class 2B Claim in a manner otherwise agreed to by the Holder thereof.
         4.5.     Class 7 -- Old Stock of the Debtor Subsidiaries.  The Debtors' existing corporate structure of affiliate and/or subsidiary ownership shall be maintained, unaffected by the Plan, as set forth further in Plan Section 6.2.  Thus, at the election of the Reorganized
Debtors, each respective Old Stock Interest in a Debtor Subsidiary (O'Sullivan Industries,
O'Sullivan Virginia, or OFFO) (i) shall be unaffected by the Plan, in which case the entity holding an Interest in such Debtor Subsidiary shall continue to hold such Interest in the applicable Reorganized Subsidiary following the Effective Date or (ii) shall be cancelled and new equity in the applicable Reorganized Subsidiary shall be issued pursuant to the Plan.
         4.6.     Special Provision Regarding Unimpaired Claims.  Except as may otherwise be provided in the Plan, the Confirmation Order, any other order of the Bankruptcy Court, or any
Plan Document, nothing shall affect the Debtors' or the Reorganized Debtors' (as applicable)
rights and defenses, both legal and equitable, with respect to any Claim that is not impaired under this Plan, including, but not limited to, all rights with respect to legal and equitable defenses to, and/or setoffs or recoupments against, such Claim.
                                                     ARTICLE V

                               TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN
         5.1.     Impaired Classes.  Classes 2C, 3A, 3B, 4, 5, and 6 are impaired.  Holders of
Allowed Claims in Classes 2C, 3A, and 3B, respectively, are entitled to vote to accept or reject the Plan.  Holders of Allowed Claims or Interests (as applicable) in Classes 4, 5, and 6 shall receive no distribution under the Plan (other than as may be set forth in Section 5.6 hereof with respect to Class 5 Intercompany Claims); therefore, the Holders of Claims or Interests (as applicable) in those Classes are deemed to have rejected the Plan and, pursuant to Bankruptcy
Code § 1126(g), are not entitled to vote to accept or reject the Plan.
         5.2.     Class 2C -- Senior Secured Notes Claims.
                  Each Holder of an Allowed Class 2C Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Claim, the following:  on the
Effective Date (or as soon thereafter as is practicable), each Holder of an Allowed Class 2C
Claim shall receive such Holder's Pro Rata share of (a) 10 million shares of New O'Sullivan
Holdings Common Stock and (b) the New Secured Notes.  Pursuant to Section 6.09 of the Senior
Secured Notes Indenture, and as set forth further in Section 6.6(c) of the Plan, all distributions of the shares of New O'Sullivan Holdings Common Stock and the New Secured Notes provided for under this Section 5.2 on account of the Allowed Senior Secured Notes Claims shall be made to the Senior Secured Notes Indenture Trustee for further distribution to the Holders of Allowed
Senior Secured Notes Claims.
         5.3.     Class 3A -- General Unsecured Claims Against O'Sullivan Industries,
O'Sullivan Virginia, or OFFO.
                  Each Holder of an Allowed Class 3A Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, in each case as against the Debtor
Parties, such Allowed Claim, Cash equal to 9% of the amount of such Allowed Claim on the later of (1) the Initial Distribution Date and (2) the date that is 10 days after the Allowance Date.
On the Effective Date, all Class 3A Claims shall, as against the Debtor Parties, be cancelled and be deemed terminated and of no force and effect.
                  In addition to its entitlement to a distribution pursuant to this Plan Section 5.3, each Holder of an Allowed Vendor Claim or an Allowed Utility Company Claim against
O'Sullivan Industries, O'Sullivan Virginia, or OFFO shall be entitled to participate, at its election, in the Prepetition Vendor and Utility Company Settlement, as described in, and pursuant to the terms and conditions of, Plan Section 6.27, pursuant to which such Holder may receive an additional Cash distribution in an amount to be determined based on the amount of its
Allowed Class 3A Claim (as set forth in Plan Section 6.27(a)), in exchange for such Holder's agreement to be bound by the Prepetition Vendor and Utility Company Settlement Release.
         5.4.     Class 3B -- Allowed Senior Subordinated Notes Claims.
                  On the Effective Date, or as soon thereafter as is practicable, each Holder of an
Allowed Class 3B Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, in each case as against the Debtor Parties, such Claim, such Holder's Pro
Rata share of the New Warrants.  On the Effective Date, all outstanding Senior Subordinated
Notes and all outstanding notes issued in connection with the Senior Subordinated Notes
Guarantees shall be cancelled and be deemed terminated and of no force and effect as against the
Debtor Parties.
                  Pursuant to Section 6.09 of the Senior Subordinated Notes Indenture, and as
set forth further in Section 6.6(d) of the Plan, the distribution of the New Warrants provided for under this Section 5.4 on account of Senior Subordinated Notes Claims shall be made to the Senior Subordinated Notes Indenture Trustee for further distribution to the

Holders of Allowed Senior Subordinated Notes Claims.  Therefore, the Senior
Subordinated Notes Indenture Trustee or an affiliate thereof shall serve as the transfer exchange agent for the initial distribution of the New Warrants to the Holders of the
Allowed Senior Subordinated Notes Claims.
         5.5.     Class 4 – All Other Claims Against O'Sullivan Holdings.  No distribution of any kind shall be made on account of Class 4 Claims under the Plan, and all such Claims shall be discharged and cancelled.  All Allowed Claims against O'Sullivan Holdings arising under either the DIP Facility, the Senior Credit Facility Guaranty, or the Senior Secured Notes
Guaranty, shall be treated, discharged, and cancelled in the manner as otherwise set forth in the
Plan (including, without limitation, under Sections 3.2, 4.3, and 5.2, respectively), and the
Holders of all such Claims shall not be entitled to any additional distribution from O'Sullivan
Holdings or Reorganized O'Sullivan Holdings on account thereof.
         5.6.     Class 5 -- Intercompany Claims.  All Intercompany Claims shall be reviewed by the Debtors and adjusted, continued, or discharged, as the Debtors determine is appropriate (by, among other things, releasing such claims, contributing them to capital, issuing a dividend, or leaving them unimpaired), taking into account, among other things, the distribution of consideration under the Plan and the economic condition of the Reorganized Debtors, among other things.  The Holders of Intercompany Claims shall not be entitled to participate in any of the distributions on account of Claims under Sections 5.2, 5.3, or 5.4 hereof and shall only be entitled to the treatment provided in this Section 5.6.
         5.7.     Class 6 – Existing Equity Interests in O'Sullivan Holdings.  On the Effective
Date, all outstanding shares of O'Sullivan Holdings Preferred Stock and O'Sullivan Holdings
Common Stock, and any and all other Interests in O'Sullivan Holdings, if any, shall be cancelled and be deemed terminated and of no force and effect.  No distribution of any kind shall be made on account of the O'Sullivan Holdings Preferred Stock, the O'Sullivan Holdings Common Stock,
or any other Interest (if any) in O'Sullivan Holdings under the Plan.  In addition, and without limiting the generality of the foregoing, any and all options or rights to exercise warrants or otherwise acquire any shares of O'Sullivan Holdings Preferred Stock, O'Sullivan Holdings
Common Stock, or any other Interest in O'Sullivan Holdings under either the Class A Common
Stock Warrant Agreements, the Series B Preferred Stock Warrant Agreements, the Series A
Preferred Stock Option Agreements, or otherwise shall be cancelled and be deemed terminated and of no force and effect.
         5.8.     Special Provision Regarding Impaired Claims.  Except as may otherwise be provided in the Plan (including, without limitation, Plan Section 6.26(a)), the Confirmation
Order, any other order of the Bankruptcy Court, or any Plan Document, nothing shall affect the
Debtors' or the Reorganized Debtors' (as applicable) rights and defenses, both legal and equitable, with respect to any Claims that are impaired under this Plan, including, but not limited to, all rights with respect to legal and equitable defenses to, and/or setoffs or recoupments against, such Claims.
                                                    ARTICLE VI

                                       MEANS FOR IMPLEMENTATION OF THE PLAN

         6.1.     Boards of Directors of the Reorganized Debtors.  As of the Effective Date, the
respective Boards of Directors of each of the Reorganized Debtors shall initially have the same five-person board of directors consisting of the following designations:  (i) the Chief Executive
Officer or Interim Chief Executive Officer, as applicable, of the Reorganized Debtors and (ii)
four directors to be designated by the Senior Secured Noteholders Representative.  The initial anticipated members of the respective Boards of Directors of each of the Reorganized Debtors shall be disclosed to the Bankruptcy Court pursuant to Bankruptcy Code § 1129(a)(5) on or before two (2) Business Days prior to the Confirmation Date, unless otherwise permitted by the
Bankruptcy Court.
         6.2.     Ownership of the Reorganized Subsidiaries.  The ownership of the capital stock of the Reorganized Subsidiaries following the Effective Date shall be unaffected by the
Plan, as each Debtor that owned or held the Old Stock of a Debtor Subsidiary or other domestic or foreign subsidiary (including, without limitation, O'Sullivan Industries UK Ltd., Furniture
Zone Australasia Pty. Ltd., ACN 090 567 052 Pty. Ltd., O'Sullivan Furniture Asia Pacific Pty.
Ltd, and O'Sullivan Industries (Australia) Pty. Ltd., to the extent that any of such non-Debtor subsidiaries has not been dissolved under applicable law prior to the Effective Date) as of the
Effective Date shall, as a Reorganized Debtor on the Effective Date, own or hold such capital stock and/or equity interest (as applicable) in the corresponding Reorganized Subsidiary or other domestic or foreign subsidiary as of the Effective Date, such that upon the Effective Date, the capital stock of the respective Reorganized Subsidiaries shall be owned or held as follows:
Reorganized O'Sullivan Holdings shall own all of the capital stock of Reorganized O'Sullivan
Industries, and Reorganized O'Sullivan Industries, in turn, shall own all of the capital stock of
Reorganized O'Sullivan Virginia and Reorganized OFFO.  In addition (other than with respect to any stock interests sold or otherwise transferred by any of the Debtors on or prior to the
Effective Date), on the Effective Date, each Reorganized Debtor shall own and retain the equity interests in any non-Debtor foreign or other subsidiaries (including O'Sullivan Industries UK
Ltd., Furniture Zone Australasia Pty. Ltd., ACN 090 567 052 Pty. Ltd., O'Sullivan Furniture
Asia Pacific Pty. Ltd, and O'Sullivan Industries (Australia) Pty. Ltd., to the extent that any of such non-Debtor subsidiaries has not been dissolved under applicable law prior to the Effective
Date) to the same extent that the applicable Debtor owned an equity interest in such non-Debtor foreign or other subsidiary prior to the Effective Date.
         6.3.     Issuance of New Securities; Execution and Delivery of Plan Documents.
                  (a)      On the Effective Date (or as soon thereafter as is practicable),
Reorganized O'Sullivan Holdings shall issue the New O'Sullivan Holdings Common Stock
(including the Restricted Stock, to the extent such stock is issued pursuant to the Management and Director Equity Plan), the New Warrants, and the New Secured Notes, and the Reorganized
Debtors may issue notes in connection with the Exit Credit Facility or otherwise in connection with any Plan Document.  The (i) issuance of the New O'Sullivan Holdings Common Stock
(including, but not limited to, the issuance of any of the Restricted Stock and any shares issued upon the exercise of the Options to be granted pursuant to the Management and Director Equity
Plan or upon the exercise of the New Warrants), the Options, and the New Warrants by
Reorganized O'Sullivan Holdings pursuant to the Plan (including, pursuant to Sections 5.2, 5.4,
6.14, 6.15, and 6.19 hereof) and (ii) issuance of the New Secured Notes, the New Secured Notes
Guarantees, any and all notes under or in connection with the Exit Credit Facility, the Exit Credit
Facility Guarantees, or otherwise by any of the Reorganized Debtors are all authorized hereby without the need for any further corporate action or court order.

                  (b)      The execution and delivery by the Debtor(s) or the Reorganized Debtor(s)
party thereto (as applicable) of all Plan Documents (including, without limitation, the Exit Credit
Facility and the Exit Credit Facility Guarantees, any indenture or similar agreement relating to the issuance of the New Secured Notes, any document memorializing the Management and
Director Equity Plan, the KERP, the New Secured Notes Guarantees, the New Warrants and any
related confidentiality agreements, the Registration Rights Agreement, the Warrant Holder and
Stockholder Rights Agreement, and/or any other agreement entered into, or instrument, security interest, guaranty, or note issued in connection with any of the foregoing, any other Plan
Document, and any other document reasonably necessary or appropriate to effectuate the events contemplated herein and therein), is hereby authorized without the need for any further corporate action or court order.  All such Plan Documents shall become effective and binding upon the parties thereto simultaneously in accordance with their respective terms and conditions as of the
Effective Date.

         6.4.     Corporate Governance and Corporation Action.
                  (a)      Amended and Restated Certificates of Incorporation and Amended
and Restated Certificates of Formation.  On or before the Effective Date, the Reorganized
Debtors shall file their respective Amended and Restated Certificates of Incorporation with the appropriate state officials in accordance with applicable state law.  Each of the Amended and
Restated Certificates of Incorporation of the respective Reorganized Debtors shall be acceptable, in form and substance, to the Senior Secured Noteholders Representative and the Creditors
Committee; shall, among other things, prohibit the issuance of nonvoting equity securities to the extent required by Bankruptcy Code § 1123(a).  The Amended and Restated Certificate of
Incorporation of Reorganized O'Sullivan Holdings shall, among other things, provide that (i) the number of authorized shares of New O'Sullivan Holdings Common Stock shall be 40 million and
(ii) the par value of the New O'Sullivan Holdings Common Stock shall be $0.01.  After the
Effective Date, the Reorganized Debtors may amend and restate their respective Amended and
Restated Certificates of Incorporation, Amended and Restated By-Laws, and/or other constituent documents (as applicable) as permitted by the governing state general corporation law and the applicable agreements of the Reorganized Debtors.
                  (b)      Corporate Action.  On or before the Effective Date, all actions reasonably necessary and desirable to effectuate, implement, and adopt:  the Exit Credit Facility;
the issuance of the New O'Sullivan Holdings Common Stock (including the Restricted Stock, to the extent such stock is issued pursuant to the Management and Director Equity Plan), the New
Warrants, the New Secured Notes, the Options, and the New Secured Notes Guarantees; the
Management and Director Equity Plan; the KERP; the Registration Rights Agreement and the
Warrant Holder and Stockholder Rights Agreement; the reservation of authorized but unissued shares of New O'Sullivan Holdings Common Stock for issuance upon the exercise of (a) the
Options to be granted pursuant to the Management and Director Equity Plan and (b) the New
Warrants; the adoption and/or filing (as applicable) of the Amended and Restated Certificates of
Incorporation, the Amended and Restated By-Laws, or similar constituent documents; the selection of the directors, officers, and/or managers of the respective Reorganized Debtors; and
all other actions or transactions contemplated by the Plan, the Plan Documents, or such other documents, and all actions reasonably necessary and desirable to effectuate any of the foregoing, shall be authorized and approved in all respects (subject to the provisions of the Plan) hereby without the need for any further corporate action or court order.  All matters provided for in the
Plan involving the corporate structure, assets, and/or operations of the Debtors, the Reorganized
Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan or the Plan Documents shall be deemed to have occurred and shall be in effect, without any requirement of further action by the respective security holders, members, officers, or directors of the Debtors or the Reorganized Debtors.  After the Confirmation Date
and on or prior to the Effective Date, the appropriate members of the Boards of Directors and/or members or officers of the Debtors and the Reorganized Debtors are authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates, and instruments contemplated by the Plan and/or the Plan Documents in the name of and on behalf of the applicable Debtor(s) or Reorganized Debtor(s) (as applicable).

         6.5.     Administration of the Plan.
                  (a)      After the Effective Date, each of the Reorganized Debtors is authorized, respectively, to perform those responsibilities, duties, and obligations set forth herein, including, without limitation, making distributions as provided under the Plan, objecting to the allowance of any Claim, and prosecuting any litigation pertaining thereto, to pay such Claims as may be later Allowed, all as contemplated by the dispute resolution procedures contained in Section 6.10 of the Plan, and overseeing and governing the continuing affairs and operations of the
Reorganized Debtors on a going-forward basis in a manner that is not inconsistent with the terms of this Plan.
                  (b)      The Reorganized Debtors may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as they may deem reasonably necessary, including, without limitation, a transfer or disbursing agent, to aid them in the performance of their responsibilities pursuant to the terms of the Plan.  It shall not be a requirement that any such parties retained by any of the
Reorganized Debtors be a "disinterested person" (as such term is defined in Bankruptcy Code
§ 101(14)), and such retained parties may include Professionals or other Persons who had previously been active in these Cases on behalf of any Debtor, Creditor, Interest Holder,
Committee, or other constituency herein.
                  (c)      The Reorganized Debtors shall be responsible for filing all federal, state, and local tax returns for the Debtors and for the Reorganized Debtors.
                  (d)      To the extent the manner of performance is not specified, the Debtors and the Reorganized Debtors will have the discretion to carry out and perform all other obligations or duties imposed on them by, or actions contemplated or authorized by, the Plan, any Plan
Document, or by law in any manner their respective Boards of Directors or officers so choose, as long as such performance is not inconsistent with the intents and purposes of the Plan.
                  (e)      Following the issuance of the New Warrants, the Reorganized Debtors may, at their election, either serve as the New Warrant agent or arrange for a third party to serve in such capacity.

         6.6.     Provisions Relating to Existing Notes, Existing Stock, and the Credit
Facilities.
                  (a)      On the Effective Date, the Senior Secured Notes; the Senior Subordinated
Notes; the BancBoston Note; any and all notes issued in connection with the Senior Credit
Facility, the DIP Facility, or any of the Guarantees; the O'Sullivan Holdings Common Stock; the
O'Sullivan Holdings Preferred Stock; any other Interests in O'Sullivan Holdings; the Class A
Common Stock Warrant Agreements; the Series B Preferred Stock Warrant Agreements; the
Series A Preferred Stock Option Agreements; and any other options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating any of the Debtors to issue, transfer, or sell any shares of O'Sullivan
Holdings Common Stock, O'Sullivan Holdings Preferred Stock, or other Interest in O'Sullivan
Holdings (including, without limitation, as may be required pursuant to the Tandy Agreements, the Class A Common Stock Warrant Agreements, the Series B Preferred Stock Warrant
Agreements, the Series A Preferred Stock Option Agreements, or otherwise), shall be, as against the Debtor Parties, automatically canceled and deemed terminated, extinguished, and of no further force and effect without further act or action under any applicable agreement, law, regulation, order, or rule, and the Holders thereof shall have no rights as against the Debtor
Parties, and such instruments shall evidence no rights, as against the Debtor Parties, except the right to receive the distributions (if any) to be made to the Holders of such instruments under this
Plan.  In the event that the Debtors or the Reorganized Debtors elect to pay the Allowed amount of all Claims arising under the Industrial Revenue Bonds, pursuant to Plan Section 4.4, then the
Industrial Revenue Bonds shall be automatically canceled and deemed terminated, extinguished, and of no further force and effect without further act or action under any applicable agreement, law, regulation, order, or rule, and the Holder thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive such payment.
                  (b)      (i)  No Holder of any of the Senior Secured Notes, the Senior
Subordinated Notes, or any notes issued in connection with the Senior Credit Facility, the DIP
Facility, the Industrial Revenue Bonds, or any of the Guarantees shall be entitled to any distribution under the Plan (if any) unless and until such Holder has first surrendered or caused to be surrendered (in the manner set forth below in this Plan subsection) (i)(a) to the Senior
Secured Notes Indenture Trustee, with respect to the Senior Secured Notes and/or the Senior
Secured Notes Guarantees or (b) to the Senior Subordinated Notes Indenture Trustee, with respect to the Senior Subordinated Notes and/or the Senior Subordinated Notes Guarantees, (ii)
to the DIP Agent, with respect to any notes issued in connection with the DIP Facility and/or the
DIP Facility Guaranty (if any), (iii) to the Industrial Revenue Bonds Indenture Trustee, with respect to the Industrial Revenue Bonds (in the event that the Debtors or the Reorganized
Debtors elect to pay the Allowed amount of all Claims arising under the Industrial Revenue
Bonds, pursuant to Plan Section 4.4), or (iv) to the Debtors, with respect to any notes issued in connection with the Senior Credit Facility and/or the Senior Credit Facility Guaranty (if any), the
original notes held by it or, in the event that such original notes have been lost, destroyed, stolen, or mutilated, has first executed and delivered an affidavit of loss and indemnity with respect thereto in form customarily utilized for such purposes that is reasonably satisfactory to (a) the
Debtors and (b)(i) the Senior Secured Notes Indenture Trustee in the case of a Senior Secured
Note or (ii) the Senior Subordinated Notes Indenture Trustee in the case of a Senior
Subordinated Note, and, in the event the Debtors so request, has first furnished a bond in form and substance (including, without limitation, amount) reasonably satisfactory to the Debtors.  If a Holder has actual possession of any Senior Secured Note, Senior Subordinated Note, Industrial
Revenue Bond, or any note issued in connection with the Senior Credit Facility, the DIP Facility, or any of the Guarantees, then such Holder must physically surrender or cause to be surrendered its note(s) to, and in accordance with the procedures required by (i)(a) the Senior Secured Notes
Indenture Trustee, with respect to the Senior Secured Notes and/or the Senior Secured Notes
Guarantees or (b) the Senior Subordinated Notes Indenture Trustee, with respect to the Senior
Subordinated Notes and/or the Senior Subordinated Notes Guarantees, (ii) the DIP Agent, with respect to any notes issued in connection with the DIP Facility and/or the DIP Facility Guaranty
(if any), (iii) the Industrial Revenue Bond Indenture Trustee, with respect to the Industrial
Revenue Bonds (in the event that the Debtors or the Reorganized Debtors elect to pay the
Allowed amount of all Claims arising under the Industrial Revenue Bonds, pursuant to Plan
Section 4.4), or (iv) the Debtors, with respect to any notes issued in connection with the Senior
Credit Facility and/or the Senior Credit Facility Guaranty (if any).  The Senior Secured Notes
Indenture Trustee, the Senior Subordinated Notes Indenture Trustee, the Industrial Revenue
Bonds Indenture Trustee, and the DIP Agent (as applicable) shall, in turn, physically surrender or cause to be surrendered to the Reorganized Debtors any and all notes previously surrendered to it in accordance with this paragraph and any and all other notes previously held by such party in connection with the Senior Secured Notes Indenture, the Senior Subordinated Notes
Indenture, the Industrial Revenue Bonds Indenture, or any notes issued in connection with the
DIP Facility or any of the Guarantees (if any), as applicable.  Alternatively, (a) if a Senior
Secured Noteholder holds its Senior Secured Note in book-entry form, (b) if a Senior
Subordinated Noteholder holds its Senior Subordinated Note in book-entry form, or (c) if a
Holder of the Industrial Revenue Bonds holds its Industrial Revenue Bonds in book-entry form, then such Holder shall comply with such procedures and provide such instructions as are necessary to surrender its Senior Secured Notes, Senior Subordinated Notes, or Industrial
Revenue Bonds (as applicable) electronically.  As soon as practicable after such surrender of the applicable note(s) or such delivery of an affidavit of loss and indemnity and such furnishing of a bond as provided in this Section 6.6(b), the DIP Agent, the Senior Secured Notes Indenture
Trustee, the Industrial Revenue Bonds Indenture Trustee (in the event that the Debtors or the
Reorganized Debtors elect to pay the Allowed amount of all Claims arising under the Industrial
Revenue Bonds, pursuant to Plan Section 4.4), the Senior Subordinated Notes Indenture Trustee,
and the Debtors (as provided in Plan Sections 3.2, 4.4, 5.2, 5.4, and 6.6, respectively) shall make the distributions provided in the Plan with respect to the applicable Allowed Claim(s) (as and to the extent as set forth therein).  Promptly upon the surrender of such instruments, the
Reorganized Debtors, the Senior Secured Notes Indenture Trustee, the Senior Subordinated
Notes Indenture Trustee, and/or the Industrial Revenue Bonds Indenture Trustee (in the event that the Debtors or the Reorganized Debtors elect to pay the Allowed amount of all Claims arising under the Industrial Revenue Bonds, pursuant to Plan Section 4.4) (as applicable) shall cancel the (1) Senior Secured Notes, (2) the Senior Subordinated Notes, (3) any and all notes issued in connection with the Senior Credit Facility, the DIP Facility, or any of the Guarantees
(if any), and (4) the Industrial Revenue Bonds (if applicable, pursuant to Plan Section 4.4);
provided, however, that solely with respect to the Senior Subordinated Notes and/or the Senior
Subordinated Notes Guarantees, such cancellation shall only affect the Senior Subordinated
Noteholders' rights against the Debtor Parties.
                  (ii)     No Senior Secured Noteholder or Senior Subordinated Noteholder shall be entitled to any distribution under the Plan unless and until such Holder first has executed and delivered to (a) O'Sullivan Holdings or Reorganized O'Sullivan Holdings (as applicable) and (b)

each of the Notes Indenture Trustees, a counterpart of the Warrant Holder and Stockholder
Rights Agreement; without limiting the generality of the foregoing, (i) no Senior Subordinated
Noteholder shall receive a distribution under this Plan of, or be permitted to exercise, any New
Warrant and (ii) no Senior Secured Noteholder shall receive a distribution of any New
O'Sullivan Holdings Common Stock under this Plan, or be permitted to exercise any rights in respect of the New O'Sullivan Holdings Common Stock, unless and until such Holder first has so executed and delivered a counterpart of the Warrant Holder and Stockholder Rights Agreement.

                  (c)      For the purpose of distributions to the Holders of Allowed Senior Secured
Notes Claims under the Plan, the Senior Secured Notes Indenture Trustee shall be deemed to be the sole Holder of all such Claims.  All distributions on account of Allowed Senior Secured
Notes Claims under the Plan shall be distributed to the Senior Secured Notes Indenture Trustee for further distribution to the Senior Secured Noteholders pursuant to the terms and subject to the conditions of the Senior Secured Notes Indenture and the Plan.  Upon the delivery of the foregoing distributions to the Senior Secured Notes Indenture Trustee, the Debtors and the
Reorganized Debtors shall be released of all liability with respect to their obligation to make such delivery.  The Senior Secured Notes Indenture Trustee shall thereafter take all steps reasonably necessary and appropriate to effectuate such further distribution thereof to the
Holders of the Allowed Senior Secured Notes Claims (including, but not limited to, in its discretion, making a distribution of the appropriate amount of shares of New O'Sullivan
Holdings Common Stock and New Secured Notes to the record holders of the Senior Secured
Notes with instructions that such record holders subsequently distribute such shares of New
O'Sullivan Holdings Common Stock and New Secured Notes to the applicable Holders of
Allowed Senior Secured Notes Claims on whose behalf such record holders respectively hold the
Senior Secured Notes).  On the Effective Date, the obligations under the Senior Secured Notes and the Senior Secured Notes Indenture shall, as against the Debtor Parties, be deemed terminated, canceled, and extinguished (all without any further action by any person or the
Bankruptcy Court) and shall have no further legal effect as against the Debtor Parties other than as evidence of any right to receive distributions under the Plan as set forth in Section 5.2 hereof;
provided, however, that the Senior Secured Notes shall not be deemed canceled on the books and records of the Senior Secured Notes Indenture Trustee, the applicable securities depositories, clearing systems, or broker, bank, or custodial participants in the clearing system, to the extent necessary to facilitate distributions to the Senior Secured Noteholders pursuant to the Plan.  The authority of the Senior Secured Notes Indenture Trustee under the Senior Secured Notes
Indenture shall be terminated as of the Effective Date; provided, further, however, that the
Senior Secured Notes Indenture shall continue in effect solely for the purposes of (i) allowing the Senior Secured Notes Indenture Trustee to make the distributions as provided for in the Plan and to perform any and all current and future administrative functions and (ii) permitting the
Senior Secured Notes Indenture Trustee to maintain its right, if any, to a charging lien against any and all distributions payable to the Senior Secured Noteholders.
                  (d)      For the purpose of the distributions to the Holders of Allowed Senior
Subordinated Notes Claims under the Plan, the Senior Subordinated Notes Indenture Trustee
shall be deemed to be the sole Holder of all such Claims.  All distributions on account of
Allowed Senior Subordinated Notes Claims under the Plan (as set forth in Section 5.4 hereof)
shall be distributed to the Senior Subordinated Notes Indenture Trustee for further distribution to the Senior Subordinated Noteholders pursuant to the terms and subject to the conditions of the

Senior Subordinated Notes Indenture and the Plan.  Upon the delivery of such distributions to the
Senior Subordinated Notes Indenture Trustee, the Debtors and the Reorganized Debtors shall be released of all liability with respect to their obligation to make such delivery.  The Senior
Subordinated Notes Indenture Trustee shall thereafter take all steps reasonably necessary and appropriate to effectuate such further distribution thereof to the Holders of Senior Subordinated
Notes Claims (including, but not limited to, in its discretion, making a distribution of the appropriate amount of New Warrants to the record holders of the Senior Subordinated Notes with instructions that such record holders subsequently distribute such New Warrants to the applicable Holders of Allowed Senior Subordinated Notes Claims on whose behalf such record holders respectively hold the Senior Subordinated Notes).  On the Effective Date, the obligations under the Senior Subordinated Notes and the Senior Subordinated Notes Indenture shall, as against the Debtor Parties, be deemed terminated, canceled, and extinguished (all without any further action by any person or the Bankruptcy Court) and shall have no further legal effect as against the Debtor Parties other than as evidence of any right to receive distributions under the
Plan as set forth in Section 5.4 hereof; provided, however, that the Senior Subordinated Notes shall not be deemed canceled on the books and records of the Senior Subordinated Notes
Indenture Trustee, the applicable securities depositories, clearing systems, or broker, bank, or custodial participants in the clearing system, to the extent necessary to facilitate distributions to the Senior Subordinated Noteholders.  The authority of the Senior Subordinated Notes Indenture
Trustee under the Senior Subordinated Notes Indenture shall be terminated as of the Effective
Date; provided, further, however, that the Senior Subordinated Notes Indenture shall continue in effect solely for the purposes of (i) allowing the Senior Subordinated Notes Indenture Trustee to make the distributions as provided for in the Plan and to perform any and all current and future administrative functions and (ii) permitting the Senior Subordinated Notes Indenture Trustee to
maintain its right, if any, to a charging lien against any and all distributions payable to the Senior
Subordinated Noteholders.
                  (e)      The Debtors shall provide the sum total of the distributions to be made to the DIP Facility Lenders on account of the Allowed DIP Facility Claims (as set forth in Plan
Section 3.2) to the DIP Agent, which, in turn, shall make the Pro Rata distributions thereof to the individual Holders of Allowed DIP Facility Claims.  Upon the delivery of such distributions to the DIP Agent, the Debtors and the Reorganized Debtors shall be released of all liability with respect thereto.  The DIP Agent shall take all steps reasonably necessary to effectuate such Pro
Rata distributions to the individual Holders of Allowed DIP Facility Claims.  The Debtors shall provide the sum total of the distributions to be made to the Senior Credit Facility Lender on account of the Allowed Senior Credit Facility Claims (if any) as set forth in Plan Section 4.3 directly to the Senior Credit Facility Lender.
                  (f)      In the event that the Debtors or the Reorganized Debtors elect to pay the
Allowed amount of all Claims arising under the Industrial Revenue Bonds, pursuant to Plan
Section 4.4, any such distributions on account of such Claims shall be made to the Industrial
Revenue Bonds Indenture Trustee for further distribution to the Holder(s) of the Industrial
Revenue Bonds pursuant to the terms and subject to the conditions of the Industrial Revenue
Bonds Indenture and the Plan.  Upon the delivery of any such distributions to the Industrial
Revenue Bonds Indenture Trustee, the Debtors and the Reorganized Debtors shall be released of all liability with respect thereto.  The Industrial Revenue Bonds Indenture Trustee shall thereafter take all steps reasonably necessary and appropriate to effectuate such further distribution thereof to the Holder(s) of Claims arising under the Industrial Revenue Bonds.  If so paid by the Debtors pursuant to Plan Section 4.4, on the Effective Date, the obligations under the

Industrial Revenue Bonds and the Industrial Revenue Bonds Indenture shall be deemed terminated, canceled, and extinguished (all without any further action by any person or the
Bankruptcy Court) and shall have no further legal effect other than as evidence of any right to receive distributions under the Plan as set forth in Section 4.4 of the Plan; provided, however, that the Industrial Revenue Bonds shall not be deemed canceled on the books and records of the
Industrial Revenue Bonds Indenture Trustee, the applicable securities depositories, clearing systems, or broker, bank, or custodial participants in the clearing system, to the extent necessary to facilitate distributions to the Holder(s) of such Claims.  The authority of the Industrial
Revenue Bonds Industrial Trustee under the Industrial Revenue Bonds Indenture shall be terminated as of the Effective Date; provided, however, that the Industrial Revenue Bonds
Indenture shall continue in effect solely for the purposes of allowing the Industrial Revenue
Bonds Indenture Trustee to make the distributions as provided for in the Plan and to perform any and all current and future administrative functions.
                  (g)      In accordance with the terms and conditions of the Senior Secured Notes
Indenture and the Adequate Protection Stipulation, the Debtors shall be responsible for satisfying the reasonable and customary fees, charges, and expenses (including attorneys' fees and expenses) incurred by the Senior Secured Notes Indenture Trustee in the performance of any function associated with the Senior Secured Notes Indenture or the Plan during the period from and including the Petition Date until such time as all distributions provided for under the Plan to the Holders of Allowed Senior Secured Notes Claims have been made.  In accordance with the terms and conditions of the Senior Subordinated Notes Indenture, the Debtors shall be responsible for satisfying the reasonable and customary fees, charges, and expenses (including attorneys' fees and expenses) incurred by the Senior Subordinated Notes Indenture Trustee in the
performance of any function associated with the Senior Subordinated Notes Indenture or the
Plan during the period prior to and after the Petition Date until such time as any and all distributions provided for under the Plan to the Holders of Allowed Senior Subordinated Notes
Claims have been made.  In that regard, on the Initial Distribution Date, the Debtors shall pay the Senior Subordinated Notes Indenture Trustee Cash in the amount of $2,239.50 in full satisfaction, settlement, release, and discharge of, and in exchange for, all Claims of the Senior
Subordinated Notes Indenture Trustee (including any and all Claims for attorneys' fees and expenses) for the period prior to the Petition Date.
         6.7.     Delivery of Distributions; Unclaimed Property; Undeliverable Distributions.
                  (a)      Except as provided in Sections 3.2, 5.2, 5.4, 6.6, and 6.7 hereof, any distributions to Holders of Allowed Claims under this Plan shall be made:  (i) at the addresses set forth on the Schedules, or on the respective Proofs of Claim filed by such Holders in the event that the addresses indicated thereon differ from those set forth on the Schedules; or (ii) at the addresses set forth in any written notices of address change delivered to the Debtors or the
Reorganized Debtors (if after the Effective Date) after the date of any related Proof of Claim.
                  (b)      In accordance with Bankruptcy Code § 1143, any Holder of any (i) Senior
Secured Note, (ii) Senior Subordinated Note, (iii) the Industrial Revenue Bonds (in the event that the Debtors or the Reorganized Debtors elect to pay the Allowed amount of all Claims arising under the Industrial Revenue Bonds, pursuant to Plan Section 4.4), or (iv) any note issued in connection with the Senior Credit Facility, the DIP Facility, or any of the Guarantees, that fails to surrender the applicable security or deliver an affidavit of loss and indemnity as provided herein by 5:00 p.m. Eastern Standard Time on the date that is two years from and after the later of the Effective Date or the applicable Allowance Date with respect to any Claims arising from or relating to such Senior Secured Note, Senior Subordinated Note, Industrial Revenue Bond (in
the event that the Debtors or the Reorganized Debtors elect to pay the Allowed amount of all
Claims arising under the Industrial Revenue Bonds, pursuant to Plan Section 4.4), or note issued in connection with the Senior Credit Facility, the DIP Facility, or any of the Guarantees (if any),
shall be deemed to have forfeited all rights and claims in respect of such Claims, and shall be forever barred from receiving any distributions under the Plan on account thereof.  In such cases, any property held for distribution by the Reorganized Debtors on account of Allowed Claims based on such Senior Secured Note, Senior Subordinated Note, Industrial Revenue Bond (in the
event that the Debtors or the Reorganized Debtors elect to pay the Allowed amount of all Claims arising under the Industrial Revenue Bonds, pursuant to Plan Section 4.4), or note issued in connection with the Senior Credit Facility, the DIP Facility, or any of the Guarantees (if any)
shall be retained by the Reorganized Debtors.
                  (c)      If the distribution to the Holder of any Allowed Claim is returned to the
Reorganized Debtors as undeliverable, no further distribution shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then current address.  The Reorganized Debtors shall retain any such undeliverable distributions.
                  (d)      Any Holder of an Allowed Claim who does not assert a claim for an undeliverable distribution by 5:00 p.m. Eastern Standard Time on the date that is two years after the date by which such Holder was first entitled to such distribution shall no longer have any claim to, or interest in, such undeliverable distribution and shall be forever barred from receiving any distribution under the Plan.
                  (e)      Nothing contained in the Plan shall require the Debtors or the Reorganized
Debtors to attempt to locate any Holder of an Allowed Claim.
         6.8.     Funding of Cash Distributions under the Plan.  Any funds necessary to make the Cash distributions required under Articles III, IV, and V of the Plan and/or to fund the future obligations of the Reorganized Debtors shall (as applicable) be made from:  the Cash on hand of the Debtors and of the Reorganized Debtors; the Exit Credit Facility;  and the future operations of the Debtors and the Reorganized Debtors (as applicable).
         6.9.     Manner of Payments Under the Plan.  Any Cash distribution to be made by the
Debtors or the Reorganized Debtors (as applicable) pursuant to the Plan may be made by a check on a United States bank selected by the Debtors or the Reorganized Debtors (as applicable);
provided, however, that Cash distributions made to foreign Holders of Allowed Claims may be paid, at the option of the Debtors or the Reorganized Debtors (as applicable), in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.
         6.10.    Disputed Claims.
                  (a)      No distribution or payment shall be made on a Disputed Claim until such
Disputed Claim becomes an Allowed Claim.  On the Initial Distribution Date, the distributions reserved for the Holders of Disputed Claims in each Class under the Plan shall be deposited in interest-bearing reserve accounts segregated by, and maintained therein for the benefit of the

Holders of Disputed Claims whose Claims are ultimately Allowed in, the respective Classes in which the Disputed Claims are classified (each reserve account a "Disputed Claims Reserve").
                  (b)      Notwithstanding any other provisions of the Plan, the Reorganized
Debtors (or any transfer or disbursing agent retained by the Reorganized Debtors pursuant to
Plan Section 6.5(b)) shall deposit in each Disputed Claims Reserve a sufficient amount of the property to be distributed on account of the face amount of Claims that are Disputed Claims in such Class as of the Initial Distribution Date for such Class under the Plan.  For the purposes of this provision, the "face amount" of a Claim is (i) the amount set forth on the applicable Proof of
Claim or such lower amount as may be determined in accordance with Plan Section 6.10(c), unless the Claim is filed in an unliquidated amount; or (ii) if a Proof of Claim has been filed in an unliquidated amount, the amount determined in accordance with Plan Section 6.10(c).
                  (c)      As to any Disputed Claim, if any, the Bankruptcy Court shall, upon motion by the Debtors or the Reorganized Debtors (as applicable), estimate the maximum allowable amount of such Disputed Claim and the amount to be placed in the Disputed Claims
Reserve on account of such Disputed Claim.  If so authorized by order of the Bankruptcy Court, any Creditor whose Claim is so estimated by an Order of the Bankruptcy Court shall not have any recourse to the Debtors or to the Reorganized Debtors, any Assets theretofore distributed on account of any Allowed Claim, or any other entity or property if the finally Allowed Claim of that Creditor exceeds that estimated maximum allowable amount.  Instead, such Creditor shall have recourse only to the undistributed assets (if any) in the applicable Disputed Claims Reserve for the Claim of that Creditor and (on a Pro Rata basis with other Creditors of the same Class who are similarly situated) to those portions (if any) of the Disputed Claims Reserve for other
Disputed Claims of the same Class that exceed the ultimately allowed amount of such Claims.
                  (d)      All earnings on the Cash held in a Disputed Claims Reserve accounts shall be held in trust and shall be distributed only in the manner described in the Plan.
                  (e)      At such time as all or any portion of a Disputed Claim becomes an
Allowed Claim, the distributions reserved for such Disputed Claim or such portion, plus any earnings thereon (if any), shall be released from the appropriate Disputed Claims Reserve account and delivered to the Holder of such Allowed Claim in the manner as described in the
Plan.  At such time as all or any portion of any Disputed Claim is determined not to be an
Allowed Claim, the distribution reserved for such Disputed Claim or such portion, plus any earnings thereon, shall be released from the appropriate Disputed Claims Reserve account and returned to the Reorganized Debtors.
                  (f)      (i) After the Confirmation Date, the Debtors, and (ii) after the Effective
Date, the Reorganized Debtors, shall have the authority to object to and litigate any Disputed
Claims, and shall have the authority to settle, compromise, resolve, or withdraw any objection to
Disputed Claims without the need for any Bankruptcy Court or other approval or any other or further notice.
                  (g)      Notwithstanding anything contained in this Section 6.10 to the contrary, if there exists any Disputed Administrative Claim or Disputed Tax Claim, or any Disputed Class 1,
2A, or 2B Claim, the Reorganized Debtors shall withhold in a separate reserve account the "face amount" (as calculated under Section 6.10(b)) of any such Disputed Claim until and to the extent such Claim is determined to be an Allowed Claim.
         6.11.    Bar Date for Objections to Claims.  Unless an earlier time is set by an order of the Bankruptcy Court, all objections to Claims (other than with respect to (a) Administrative
Claims and (b) Rejection Claims arising under those Executory Contracts that are to be rejected under and pursuant to the Plan) must be filed by the Claims Objection Bar Date; provided, however, that no such objections may be filed against any Claim after the Bankruptcy Court has determined by entry of a Final Order that such Claim is an Allowed Claim.  The failure by any party in interest, including the Debtors, to object to any Claim, whether or not unpaid, for purposes of voting shall not be deemed a waiver of such party's rights to object to, or to re-
examine, any such Claim in whole or in part, for purposes of distributions under the Plan.
         6.12.    Deadlines for Determining the Record Holders of the Various Classes of
Claims.  At the close of business on the Distribution Record Date, the respective transfer records for the DIP Facility, the Senior Credit Facility, the Senior Secured Notes, the Senior
Subordinated Notes, and the Industrial Revenue Bonds shall be closed, and there shall be no further changes in the record holders of the Senior Credit Facility Claims, the DIP Facility
Claims, the Senior Secured Notes Claims, the Senior Subordinated Notes Claims, all Claims
arising under or related to the Industrial Revenue Bonds, or any notes issued in connection with either the Senior Credit Facility, the DIP Facility, or any of the Senior Credit Facility Guaranty,
or the Senior Secured Notes Guarantees (if any) after such date.  Neither the Debtors, the
Reorganized Debtors, any disbursing agent or transfer agent retained by the Reorganized
Debtors pursuant to Section 6.5(b) of this Plan, the DIP Agent, the Senior Subordinated Notes
Indenture Trustee, the Industrial Revenue Bonds Indenture Trustee, nor the Senior Secured
Notes Indenture Trustee shall have any obligation to recognize any transfer of the Senior Credit
Facility Claims, the DIP Facility Claims, any notes issued in connection with either the Senior
Credit Facility, the DIP Facility, or any of the Senior Credit Facility Guaranty, the Senior
Subordinated Notes Guarantees, or the Senior Secured Notes Guarantees (if any), the Senior
Subordinated Notes, the Senior Secured Notes Claims, the Senior Subordinated Notes, the
Senior Subordinated Notes Claims, all Claims arising under or related to the Industrial Revenue
Bonds, or the Industrial Revenue Bonds occurring after the Distribution Record Date, and such parties shall be entitled, instead, to recognize and deal for all purposes hereunder with only those record holders thereof as of the close of business on the Distribution Record Date.
         6.13.    The Exit Credit Facility and the Exit Credit Facility Guarantees.  On the
Effective Date (or as soon thereafter as is practicable), the Reorganized Debtors, either as direct borrowers or as Exit Credit Facility Guarantors (in each case, as set forth in the final Exit Credit
Facility), the Exit Credit Facility Lenders, as lenders, and the New Agent, as agent, shall execute and deliver the Exit Credit Facility, and the Reorganized Debtors (as applicable) shall execute and deliver the respective Exit Credit Facility Guarantees and any and all security agreements, mortgages or extensions of mortgages, certificates, and other instruments, agreements, assignments, and documents contemplated and/or required by the Exit Credit Facility, including, but not limited to, any and all such documents that serve to evidence and secure the Reorganized
Debtors' respective obligations under the Exit Credit Facility and the Exit Credit Facility
Guarantees (as applicable), and any Liens in favor of the New Agent on behalf of the Exit Credit
Facility Lenders securing such obligations.
                  The Exit Credit Facility shall be in the aggregate amount of approximately $50 million, consisting of a 5-year revolving credit facility and potentially also a term loan, and shall have other customary market terms and provisions.  The expected use of proceeds from the Exit
Credit Facility will be to: (a) refinance the outstanding balance, including letters of credit, under the DIP Facility upon emergence from bankruptcy; (b) refinance certain Industrial Revenue
Bonds upon emergence; (c) fund other emergence-related disbursements to the extent required;
and (d) provide a new multi-year revolving credit facility for working capital needs.   The
various obligations under the Exit Credit Facility will be secured by first and second priority
Liens on, and security interests in, substantially all of the Reorganized Debtors' respective
Assets, and Reorganized O'Sullivan Industries' obligations under the Exit Credit Facility (and the obligation of any of the other Reorganized Debtors who are direct borrowers under the Exit
Credit Facility) will be guaranteed by the Exit Credit Facility Guarantors.
         6.14.    New O'Sullivan Holdings Common Stock.  On the Effective Date (or as soon thereafter as is practicable), Reorganized O'Sullivan Holdings shall issue in accordance with the terms of the Plan (including Sections 5.2 and 6.6 hereof), 10 million shares (in the aggregate) of
New O'Sullivan Holdings Common Stock to the Holders of Allowed Claims in Class 2C.  As of
the Effective Date, such 10 million shares of New O'Sullivan Holdings Common Stock to be so distributed to the Holders of Allowed Claims in Class 2C shall collectively represent 100% of the outstanding shares of New O'Sullivan Holdings Common Stock on a fully-diluted basis
(subject to dilution on a pari passu basis with all other holders of shares of New O'Sullivan
Holdings Common Stock upon the issuance of the Restricted Stock under the Management and
Director Equity Plan and the shares of New O'Sullivan Holdings Common Stock issuable upon the exercise of (a) the Options to be granted pursuant to the Management and Director Equity
Plan and (b) the New Warrants).  In addition, on or after the Effective Date, Reorganized
O'Sullivan Holdings may issue, in accordance with the terms of the Management and Director
Equity Plan (as described in Plan Section 6.15 and in the Plan Supplement), up to 55,549 shares
(in the aggregate) of Restricted Stock to the Management Stockholders and the Director
Stockholders.  Upon the issuance of such shares of New O'Sullivan Holdings Common Stock pursuant to the Plan (including, but not limited to, (1) upon the exercise of (a) the Options to be granted pursuant to the Management and Director Equity Plan and (b) the New Warrants and (2)
upon the issuance of the Restricted Stock), all such shares of New O'Sullivan Holdings Common
Stock will be deemed fully paid and nonassessable.
         6.15.    Management and Director Equity Plan.
                  (i)  On or after the Effective Date, the Management and Director Equity Plan shall be adopted by Reorganized O'Sullivan Holdings.  A general summary of the parameters of the
Management and Director Equity Plan shall be included in the Plan Supplement, which shall be consistent with the provisions hereof.  Under the Management and Director Equity Plan, on or as
soon as practicable after the Effective Date, upon approval by its Board of Directors,
Reorganized O'Sullivan Holdings shall grant or issue (as the case may be) to the Management
Stockholders and the Director Stockholders a combination of (i) initial options (the "Initial
Options," and together with any additional options granted pursuant to the Manager and Director Equity Plan subsequent to the grant of the Initial Options (the "Additional Options"), the "Options") to acquire New O'Sullivan
Holdings Common Stock, and (ii) restricted shares of New O'Sullivan Holdings Common Stock (the
"Restricted Stock").  The Options shall be granted in amounts to be determined by Reorganized
O'Sullivan Holdings' Board of Directors and may be granted in multiple installments; provided, however, the Initial Options and the Restricted Stock will be granted or issued (as the case may

be), and will be scheduled to vest, in such amounts not to exceed the yearly aggregate limits per each scheduled vesting date, and subject to the scheduled vesting dates, as provided for herein below, unless the vesting is otherwise accelerated pursuant to a change in control transaction (as defined in the Management and Director Equity Plan) or otherwise.  The Options granted and the
Restricted Stock issued under the Management and Director Equity Plan shall not entitle the
Management Stockholders and the Director Stockholders to acquire or hold, in the aggregate, more than 10% of the shares of New O'Sullivan Holdings Common Stock on a fully-diluted basis (i.e., dilution that takes into account the shares of Restricted Stock and the shares of the New
O'Sullivan Holdings Common Stock issuable upon the exercise of the New Warrants).  After the grant of the Initial Options, the Additional Options shall be granted from time to time as may be determined by the Board of Directors of Reorganized O'Sullivan Holdings (subject to the terms and conditions of the Management and Director Equity Plan).
                  (ii)  The Initial Options and the Restricted Stock that is granted or issued (as the case may be) shall be in such maximum aggregate amounts per the scheduled vesting date and shall vest in five (5)
increments as follows:

        Scheduled Vesting Date          Maximum Number of              Maximum Number of
                                        Initial Options Vesting on     Shares of Restricted
                                        Such Date                      Stock
                                                                       Vesting on Such Date
--------------------------------------- -----------------------------  ---------------------------------
     Later of date granted and the      227,713                        22,675
            Effective Date
--------------------------------------- -----------------------------  ---------------------------------
          September 30, 2007            227,713                        22,675
--------------------------------------- -----------------------------  ---------------------------------
          September 30, 2008            227,713                        10,199
--------------------------------------- -----------------------------  ---------------------------------
          September 30, 2009            246,230                        -0-
--------------------------------------- -----------------------------  ---------------------------------
          September 30, 2010            246,230                        -0-
--------------------------------------- -----------------------------  ---------------------------------

Accordingly, 100% of the Restricted Stock shall vest by September 30, 2008 and 100% of the
Initial Options shall vest by September 30, 2010.  The applicable strike price for those Initial
Options that vest on the later of the Effective Date and the date on which such Initial Options are granted, if later than the Effective Date, will be equal to $7.41 per share; the strike price for those Initial Options that are scheduled to vest on September 30, 2007 will be equal to $7.41 per share; the strike price for those Initial Options that are scheduled to vest on September 30, 2008 will be equal to $7.41 per share; the strike price for those Initial Options that are scheduled to vest on September 30, 2009 will be equal to $8.30 per share; and the strike price for those Initial
Options that are scheduled to vest on September 30, 2010 will be equal to $9.55 per share.  Upon a change in control transaction (as defined in the Management and Director Equity Plan), all
Initial Options and Restricted Stock shall no longer be subject to forfeiture and shall be 100%
vested and exercisable.  Any portion of the Initial Options that has vested but has not been exercised pursuant to the terms of the Management and Director Equity Plan will automatically expire and cease to be exercisable immediately on the seventh anniversary of the date of vesting.
The Additional Options that are granted under the Management and Director Equity Plan will vest in accordance with a schedule to be determined by the Board of Directors of Reorganized
O'Sullivan Holdings; similarly, the strike price and expiration date of any Additional Options shall be determined by the Board of Directors of Reorganized O'Sullivan Holdings.
                  (iii)  Each Management Stockholder and Director Stockholder shall be issued an amount of shares of Restricted Stock bearing the same ratio to all shares of Restricted Stock issued as the amount of Initial Options granted to such Management Stockholder and Director
Stockholder bears to all Initial Options granted.  Reorganized O'Sullivan Holdings will not issue more than 55,549 shares of Restricted Stock in the aggregate.  The shares of Restricted Stock issued to each Management Stockholder and Director Stockholder will be subject to forfeiture, as determined by the Board of Directors of Reorganized O'Sullivan Holdings, following termination of employment prior to such shares vesting pursuant to the schedule set forth above.

                  (iv)  Entry of the Confirmation Order shall constitute the deemed approval of the adoption of the Management and Director Equity Plan by the Reorganized Debtors without the need for any other or further order of the Bankruptcy Court or any other or further corporate action or approval by any of the Debtors or the Reorganized Debtors.  Following the Effective
Date, the Management and Director Equity Plan may be amended or modified by the Board of
Directors of Reorganized O'Sullivan Holdings in accordance with the terms thereof, and any such amendment or modification shall not require any amendment of the Plan or further order of the Bankruptcy Court.
                  (v)  The Management and Director Equity Plan shall provide that as a condition of receiving or exercising Options or receiving Restricted Stock thereunder, the Management
Stockholders and the Director Stockholders shall execute the Warrant Holder and Stockholder
Rights Agreement, or a counterpart thereof, and deliver the same to (i) the Reorganized Debtors and any New Warrant agent retained by the Reorganized Debtors pursuant to Plan Section 6.5(e)
and (ii) in the case of those Management Stockholders and Director Stockholders who have been designated to receive the Initial Options on the Effective Date, to each of the Notes Indenture
Trustees.

         6.16.    The KERP.  On the Effective Date, the Reorganized Debtors shall adopt the
KERP, pursuant to which the KERP Employees could potentially receive a total of up to approximately $1.1 million in Cash over time.  If any of the KERP Employees is terminated or resigns prior to the date on which an applicable KERP payment becomes due, such employee no longer shall be eligible to receive any payment thereunder.  In addition, certain of the Debtors' other employees (who are not among the KERP
Employees) shall be eligible to receive payments from a $200,000 discretionary pool;
approximately $63,000 of such discretionary pool has already been targeted for 15 of the
Debtors' employees.  Except with respect to payments from the discretionary pool, the
Debtors do not intend to substitute or add employees in the event that any of the KERP
Employees no longer is employed by the Reorganized Debtors as of the date that a payment thereunder becomes due and payable.
                  The KERP Employees shall be divided into two tiers, with one tier, consisting of four members of the Debtors' most senior management, potentially receiving a total
Cash payment equal to 37.5% of their annual salary (representing up to $636,150 in the aggregate), and a second tier, consisting of approximately 16 other key employees, potentially receiving a total Cash payment equal to 25% of their annual salary
(representing up to $482,294 in the aggregate).  Such payments shall be divided into a retention component and an incentive component.

                  The maximum potential aggregate amount of the KERP's retention component shall be $520,758.  Fifty percent of the retention component shall be paid upon the earlier of the Effective Date or June 30, 2006, and the remaining 50% thereof shall be paid upon the earlier of September 30, 2006 or 90 days after the Effective Date, in each case to those of the KERP Employees who are still employed by the Reorganized Debtors on such date.
                  The maximum potential aggregate amount of the KERP's incentive component shall be $597,686.  The incentive component of the KERP shall be tied to two separate and distinct financial performance goals, with each goal pertaining to one-half of the incentive component: (a) net sales for FY 2006 of $200,956,740 and (b) EBITDAR for FY 2006
of $5,305,222, as specified in the Debtors' five-year business plan.  If 100% of either such goal is achieved, then 100% of the incentive-based KERP amount with respect to each such goal
(i.e., up to $298,843) shall be paid; if greater than or equal to 90% and less than 100% of either such goal is achieved, then 75% of the incentive-based KERP amount with respect to such goal shall be paid; if greater than or equal to 80% and less than 90% of either such goal is achieved, then 50% of the incentive-based KERP amount with respect to such goal shall be paid; and if less than 80% of either such goal is achieved, then none of the incentive-based KERP amount with respect to such goal shall be paid.  The incentive component of the KERP will be paid to those of the KERP Employees then employed by the
Reorganized Debtors on the earlier of (a) the completion of an audit of the Reorganized Debtors'
FY 2006 financial statements or (b) 90 days after the end of FY 2006 (subject to the Reorganized
Debtors' approval of the FY 2006 financial statements).
                  For those KERP Employees in Tier I, the incentive component shall be 75%
and the retention component shall be 25% of their total potential KERP payments.  The
Reorganized Debtors will have the discretion to decide what portion, if any, of the payments otherwise payable with respect to the Debtors' current President and Chief
Executive Officer will be paid under the circumstances.  For those KERP Employees in
Tier II, the incentive component shall be 25% and the retention component shall be 75% of their total potential KERP payments.  Entry of the Confirmation Order shall constitute the deemed approval of the KERP by the Debtors and the Reorganized Debtors without the need for any other or further order of the Bankruptcy Court or any other or further corporate action.  A further summary of the financial terms of the KERP is set forth in Exhibit F to the Disclosure
Statement.
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                6.17. Ancillary Agreements to be Entered Into
                  Regarding the New O'Sullivan Holdings Common Stock.

                  (a)      Registration Rights Agreement.  Following the Effective Date, certain
Holders of New O'Sullivan Holdings Common Stock shall be entitled to require the registration of New O'Sullivan Holdings Common Stock under the Securities Act in accordance with the terms of the Registration Rights Agreement.  The Registration Rights Agreement shall be filed as part of the Plan Supplement and shall be executed and delivered by Reorganized O'Sullivan
Holdings and become effective as of the Effective Date.
                  (b)      The Warrant Holder and Stockholder Rights Agreement.  On the
Effective Date, Reorganized O'Sullivan Holdings shall execute and deliver to each of the Notes
Indenture Trustees a counterpart of the Warrant Holder and Stockholder Rights Agreement.  On
or after the Effective Date, each Senior Secured Noteholder, Senior Subordinated Noteholder,
Management Stockholder, and Director Stockholder shall execute and deliver to Reorganized
O'Sullivan Holdings and each of the Notes Indenture Trustees a counterpart of the Warrant
Holder and Stockholder Rights Agreement.  The Warrant Holder and Stockholder Rights

Agreement shall become effective and binding upon the parties thereto on the Effective Date, notwithstanding that some or all of the Senior Secured Noteholders, the Senior Subordinated
Noteholders, the Management Stockholders, or the Director Stockholders shall not have executed and delivered a counterpart of the Warrant Holder and Stockholder Rights Agreement
on the Effective Date or thereafter, and the Confirmation Order shall give express effect to the foregoing.  The Warrant Holder and Stockholder Rights Agreement shall, among other things, establish and set forth certain of the respective agreements of various Persons (including,
Reorganized O'Sullivan Holdings and those Persons who are issued Restricted Stock under the Management and Director Equity Plan or acquire New O'Sullivan Holdings Common
Stock either pursuant to the Plan, upon the exercise of the Options to be granted pursuant to the Management and Director Equity Plan, or upon the exercise of the New Warrants) regarding certain rights and obligations associated with the potential ownership of the New
O'Sullivan Holdings Common Stock on and after the Effective Date.  The Warrant Holder and Stockholder Rights Agreement shall be issued in the form set forth in Exhibit H to the
Disclosure Statement, which form shall not be amended or modified except in the manner set forth in Plan Section 6.35(b).

         6.18.    The New Secured Notes and the New Secured Notes Guarantees.  On the
Effective Date, Reorganized O'Sullivan Industries will issue the New Secured Notes, in the aggregate principal amount of $10 million, and the New Secured Notes Guarantors will execute and deliver the New Secured Notes Guarantees concurrently therewith.  The New Secured Notes will be secured by liens and security interests on all or substantially all of the assets of the
Reorganized Debtors that are junior in priority only to the security interests granted to the Exit
Credit Facility Lenders under the Exit Credit Facility Revolver and/or the Exit Credit Facility
Term Loan, respectively.  The liens and security interests securing the New Secured Notes shall be granted on the Effective Date pursuant to, and evidenced by, customary security documents, including, without limitation, mortgages, security agreements, pledge agreements and related instruments of perfection, all satisfactory, in form and substance, to the Senior Secured
Noteholders Representative.  The New Secured Notes will bear interest payable in Cash or in-
kind (subject to the payment in-kind provisions described below) at a rate per annum equal to the greater of (a) 150 basis points over the interest rate of the Exit Credit Facility Term Loan, if any, provided such Exit Credit Facility Term Loan is no less than $15 million, or (b) LIBOR plus 700 basis points in the case of Cash interest and LIBOR plus 850 basis points in the case of payment in-kind interest.  On each date when interest is due and payable under the New Secured Notes,
Reorganized O'Sullivan Industries shall have the option to pay such interest in-kind only in the event that its consolidated EBITDA for the preceding fiscal quarter is less than $3.5 million.
The New Secured Notes will mature on the earlier of (a) the date that is 6 months following the maturity of the Exit Credit Facility and (b) the date on which the outstanding balance on the New
Secured Notes has been reduced to $0.  The New Secured Notes may be repaid in whole or in part at any time with no penalty or premium.
         6.19.    The New Warrants.                  On the Effective Date (or as soon thereafter as is
practicable), Reorganized O'Sullivan Holdings shall issue, in accordance with the terms of the
Plan (including Sections 5.4 and 6.6 hereof), the New Warrants to the Holders of Allowed Senior
Subordinated Notes Claims.  The New Series A Warrants and the New Series B Warrants shall be issued in the respective forms set forth in Exhibit G to the Disclosure Statement, which forms shall not be amended or modified except in the manner set forth in Plan Section 6.35(b).  The

New Series A Warrants shall have a four-year term that expires on the fourth anniversary of the
Effective Date, and may be exercisable by the holders thereof at any time during such term at a strike price equal to $7.06 per share, subject to adjustment as provided for in the New Series A
Warrant, and (2) the New Series B Warrants shall have a five-year term that expires on the fifth anniversary of the Effective Date, and may be exercisable by the holders thereof at any time during such term at a strike price equal to $9.81 per share, subject to adjustment as provided for in the New Series B Warrant; provided, however, that if, on the Effective Date, the sum of (i) the actual debt balance (which will be comprised of the amounts then outstanding under the Exit
Credit Facility and the New Secured Notes), net of Cash, plus (ii) the actual accrued and/or unpaid fees, estimated transaction fees, and expenses owed to the Professionals (including, for these purposes only, those of the legal and financial advisors to the Ad Hoc Senior Secured
Noteholders Committee (as such term is defined in the Adequate Protection Stipulation)), plus
(iii) the estimated amount for accrued and unpaid Allowed Tax Claims, plus (iv) Allowed
Priority Claims (collectively, the "Actual Debt Amount"), is ten percent (10%) or more above, or ten percent (10%) or more below, $40.2 million, then the strike price of the New Series A
Warrants shall be re-calculated to reflect the increase or decrease therein by deleting $40.2 million from the calculation used to determine the original strike price of $7.06 and substituting in lieu thereof the Actual Debt Amount.  For the avoidance of doubt, and without limiting the generality of the foregoing, no adjustment will be made to the original strike price of $7.06 for the New Series A Warrants unless the Actual Debt Amount is either ten percent (10%) or more above or ten percent (10%) or more below $40.2 million.
         6.20.    No Fractional Shares or New Warrants.  No fractional shares of New
O'Sullivan Holdings Common Stock or New Warrants to acquire any fractional shares of New
O'Sullivan Holdings Common Stock will be issued or distributed under the Plan.  Whenever any distribution to a particular Person would otherwise call for the distribution of a fraction of a share of New O'Sullivan Holdings Common Stock or a New Warrant to acquire any fractional shares of New O'Sullivan Holdings Common Stock, the actual distribution of shares of such stock or New Warrants will be rounded down to the next lower whole number.  The total number of shares of New O'Sullivan Holdings Common Stock or New Warrants to be distributed to a
Class of Claims will be adjusted as necessary to account for this rounding.  No consideration will be provided in lieu of fractional shares of New O'Sullivan Holdings Common Stock or New
Warrants that are rounded down.
         6.21.    De Minimis Distributions.  No Debtor, Reorganized Debtor, or any disbursing agent or transfer agent retained by the Reorganized Debtors pursuant to Plan Section 6.5(b) will distribute any Cash to the Holder of an Allowed Claim if the amount of Cash to be distributed on account of such Claim is less than $1.  Any Holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $1 will have its Claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized
Debtors or their respective property.
         6.22.    Withholding and Reporting Requirements.  In connection with the Plan and all instruments issued in connection therewith and distributed thereunder, the Debtors, the
Reorganized Debtors, any disbursing agent or transfer agent retained by the Reorganized
Debtors pursuant to Section 6.5(b) of this Plan, the Senior Credit Facility Lender, the DIP Agent, the Senior Secured Notes Indenture Trustee, the Senior Subordinated Notes Indenture Trustee,
and the Industrial Revenue Bonds Indenture Trustee, as the case may be, shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions under the Plan shall be subject to any such withholding and reporting requirements.
         6.23.    Non-Debtor Intercompany Claims.  All Non-Debtor Intercompany Claims shall be reviewed by the Debtors and adjusted, continued, or discharged, as the Debtors determine as appropriate, taking into account, among other things, the distribution of consideration under the
Plan and the economic condition of the Reorganized Debtors and their non-Debtors subsidiaries and Affiliates.
         6.24.    Direction to Parties.  From and after the Effective Date, the Reorganized
Debtors may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any
Lien, that is necessary for the consummation of the Plan, pursuant to Bankruptcy Code §
1142(b).
         6.25.    Setoffs.  The Debtors shall, pursuant to Bankruptcy Code § 553, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such
Claim, all claims, rights, and Causes of Action of any nature that the Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Debtors of any such claims, rights, and Causes of Action that any of the Debtors may possess against such Holder.

         6.26.    Waiver of Avoidance Claims; Preservation of Other Causes of Action.
                  (a)      As of the Effective Date, all of the Debtors' and the Estates' Avoidance
Claims shall be deemed to have been, and shall be, released and/or waived, and all parties shall hereby be enjoined from instituting and presenting in the name of the Debtors, or otherwise, any or all proceedings in order to collect, assert, or enforce any such Avoidance Claim of any kind;
provided, however, that if the Confirmation Order is vacated or revoked, all Avoidance Claims shall be deemed reinstated automatically, with the same force and effect as if the Avoidance
Claims never had been released and/or waived hereunder, without the need for any action to be taken by the Debtors or any other party.  In addition, all parties shall hereby be enjoined from instituting and presenting in the name of the Debtors or the Estates any objections to Claims under Bankruptcy Code § 502(d) on account of such released and waived Avoidance Claims.
                  (b)      Except as otherwise set forth in the Plan (including, without limitation,
Article IX and Section 6.26(a) hereof), in accordance with Bankruptcy Code § 1123(b), as of the
Effective Date, the Reorganized Debtors shall retain all Causes of Action other than with respect to any Avoidance Claims, and shall have the power, subject to any applicable releases and/or waivers contained in the Plan, (i) to institute and present in the name of the Debtors, or otherwise, all proceedings that they may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to any of the Debtors' Assets or to avoid any purported
Lien, and (ii) to defend and compromise any and all actions, suits, or proceedings in respect of such Assets.

         6.27.    Prepetition Vendor and Utility Company Settlement.
                  (a)      Each Holder of an Allowed Vendor Claim or an Allowed Utility Company
Claim that provided goods or services to any of O'Sullivan Industries, O'Sullivan Virginia, or
OFFO prior to the Petition Date may elect to participate in the Prepetition Vendor and Utility
Company Settlement.  Pursuant to the Prepetition Vendor and Utility Company Settlement, an
Electing Vendor or Utility Company will, in consideration of its receipt of the following payment of Cash, be deemed to, and shall thereby, have released and waived any and all claims and Causes of Action that such Electing Vendor or Utility Company may have against the
Released Parties, as set forth more particularly in this Plan Section 6.27:  (i) for each Allowed
Class 3A Claim in an amount less than $100,000, Cash equal to 2% of the amount of such
Allowed Claim; (ii) for each Allowed Class 3A Claim in an amount equal to or greater than
$100,000 but less than $250,000, Cash equal to 5% of the amount of such Allowed Claim; and
(iii) for each Allowed Class 3A Claim equal to or greater than $250,000, Cash equal to 8% of the amount of such Allowed Claim (as applicable, each a "Prepetition Vendor and Utility
Company Settlement Payment," and collectively, the "Prepetition Vendor and Utility
Company Settlement Payments").  With respect to each Electing Vendor or Utility Company, the Prepetition Vendor and Utility Company Settlement Payment payable to it shall be made to such Electing Vendor or Utility Company on the later of (i) the Initial Distribution Date and (ii)
the date that is 10 days after the Allowance Date.  Such Prepetition Vendor and Utility Company
Settlement Payments shall be in addition to the Cash distribution to be provided to any Electing
Vendor or Utility Company on account of such Electing Vendor or Utility Company's Allowed
Class 3A Claim (as provided for in Section 5.3 of the Plan).
                  (b)      Except as otherwise provided herein, as of the Effective Date, but subject to the payment to it of the applicable Prepetition Vendor and Utility Company Settlement
Payment, each Electing Vendor or Utility Company, in consideration of the Prepetition Vendor and Utility Company Settlement Payment made to it pursuant to the Prepetition Vendor and
Utility Company Settlement as described in Plan Section 6.27(a), and the other consideration provided for in the Plan, and in consideration of the efforts of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, obligations, rights, Causes of Action, or liabilities (including, but not limited to, any claims or
Causes of Action arising out of, or relating to, any alleged fiduciary or other duty; any alleged violation of any federal or state securities law or any other law relating to creditors' rights generally; any of the Released Parties' ownership of any securities of any of the Debtors; or any derivative claims or Causes of Action asserted on behalf of a Debtor), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Electing Vendor or Utility Company ever had, now has, or may have that are based in whole or in part on any act, omission, transaction, or occurrence from the beginning of time through and including the
Effective Date and in any way relating to the Debtors, these Cases, or the Plan; the Disclosure
Statement; the Plan Documents; the formulation, negotiation, preparation, dissemination, implementation, and/or administration of the Plan, the Disclosure Statement, and the Plan
Documents; the confirmation and consummation of the Plan; the subject matter of, or the transactions or events giving rise to, any claim or Cause of Action of such Electing Vendor or
Utility Company, and any and all claims or Causes of Action based upon or arising out of such actions or omissions shall be forever and completely waived and released by the Electing

Vendors or Utility Companies; provided, however, this Plan Section 6.27(b) shall not release, and each Electing Vendor and Utility Company does not waive the right to enforce, the Debtors'
or the Reorganized Debtors' duties, obligations, covenants, and agreements under (a) the Plan,
(b) the Prepetition Vendor and Utility Company Settlement described in Plan Section 6.27(a), (c)
the Assumed Contracts, or (d) the Plan Documents to be delivered under the Plan, as applicable; provided further, however, that the release set forth in this Plan Section 6.27(b) is in addition to (y) the discharge of Claims and related injunction provided in Sections 9.2 and 9.3 of the Plan and under the Confirmation Order and the Bankruptcy Code and (z) the release of
Claims, injunctions, exculpation, and related provisions set forth in Article IX of the Plan; and
provided further, however, that nothing in Plan Section 6.27 shall be deemed to assert or imply any admission of liability on the part of any of the Released Parties.  The release and related provisions set forth in this Plan Section 6.27(b) shall be referred to herein as the "Prepetition Vendor and Utility
Company Settlement Release."
                  (c)      Except as otherwise provided in this Plan, subject to the occurrence of the Effective Date and the payment to it of the applicable Prepetition Vendor and Utility Company Settlement Payment,
each Electing Vendor or Utility Company shall be forever precluded from asserting any of the claims or Causes of Action released pursuant to Plan Section 6.27(b) against any of the
Released Parties or any of the Released Parties' respective assets; and to the extent that any
Electing Vendor or Utility Company receives monetary damages from any Released Party on account of any claim or Cause of Action released pursuant to Plan Section 6.27(b) (other than the Cash to be distributed on account of such party's Allowed Class 3A Claim, pursuant to
Section 5.3 of the Plan, or the Cash distributed on account of the Prepetition Vendor and Utility
Company Settlement Payment), such Electing Vendor or Utility Company hereby assigns all of its right, title, and interest in and to such recovery to the Released Parties against whom such money is recovered.
                  (d)      In order to elect to participate in the Prepetition Vendor and Utility
Company Settlement, each Electing Vendor or Utility Company shall timely execute and return such Holder's Prepetition Vendor and Utility Company Settlement Election Form
(substantially in the form attached to the Disclosure Statement as Exhibit I) indicating its election to do so, in accordance with the instructions thereon.  In the event that a Vendor or
Utility Company does not so indicate its election to participate in the Prepetition Vendor and
Utility Company Settlement in a timely manner, such Vendor or Utility Company shall not be permitted to participate in the Prepetition Vendor and Utility Company Settlement.  Any Non-
Debtor Releasing Party who is a Vendor or a Utility Company with an Allowed Claim against any of O'Sullivan Industries, O'Sullivan Virginia, or OFFO may elect to become an Electing
Vendor or Utility Company without regard to whether such Party votes in favor of the Plan, votes against the Plan, or does not cast a vote with respect to the Plan.
                  (e)      Notwithstanding any provision of the Plan to the contrary, the Prepetition
Vendor and Utility Company Settlement Release contained in this Plan Section 6.27 shall not be construed as, or operate as a release of, or limitation on any claims by an Electing Vendor or
Utility Company against the Released Parties that do not relate to or involve the Debtors or these
Cases.

                  (f)      Each Holder of an Allowed Vendor Claim or an Allowed Utility Company
Claim against any of O'Sullivan Industries, O'Sullivan Virginia, or OFFO that does not elect to participate in the Prepetition Vendor and Utility Company Settlement shall still receive the distribution provided for on account of such Allowed Claim pursuant to Plan Section 5.3, and shall otherwise be bound by the terms and conditions of the Plan (including Article IX) and the
Confirmation Order.  Except as otherwise may be set forth in the Plan (including under Article
IX), each Holder of an Allowed Vendor Claim or an Allowed Utility Claim that neither votes to accept the Plan nor elects to become an Electing Vendor or Utility Company shall not be deemed to have released its claims or Causes of Action against the Released Parties (other than the
Debtor Parties), but shall be enjoined from pursuing any and all Claims against the Debtors, the
Reorganized Debtors, the Assets, or the Estates, as all such Claims shall be discharged, satisfied, released, and extinguished pursuant to Bankruptcy Code § 1141, the Plan, and the Confirmation
Order.
                  (g)      Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the Prepetition Vendor and Utility Company Settlement pursuant to Bankruptcy
Code §§ 105(a) and 1123(b)(6), Bankruptcy Rule 9019, and/or otherwise, subject to the occurrence of the Effective Date.

                  (h)      Disputed Electing Vendor and Utility Company Settlement Payment
Reserve.
                  (i)                                         No payment in connection with the
Prepetition Vendor and Utility and Company Settlement shall be made with respect to the
Disputed Claim of an Electing Vendor or Utility Company unless and until such Disputed
Vendor Claim or Disputed Utility Company Claim becomes an Allowed Claim.
                  (ii)                                        On the Initial Distribution Date, the
Reorganized Debtors (or any transfer or disbursing agent retained by the Reorganized Debtors pursuant to Plan Section 6.5(b)) shall deposit Cash in an amount equal to the aggregate amount of the Prepetition Vendor and Utility Company Settlement Payments on account of each Electing
Vendor or Utility Company whose Claim is a Disputed Claim as of the Initial Distribution Date;
such deposit shall be made into an interest-bearing reserve account for the benefit of each such
Electing Vendor or Utility Company whose Claim is ultimately Allowed for purposes of the
Prepetition Vendor or Utility Company Settlement (the "Disputed Electing Vendor and Utility
Company Settlement Payment Reserve").  The amount of Cash so deposited in the Disputed
Electing Vendor and Utility Company Settlement Payment Reserve shall be determined based upon (a) the face amount of the Disputed Claims of the Electing Vendors or Utility Companies
and (b) the percentages set forth in Plan Section 6.27(a) for determining the amount of an applicable Prepetition Vendor and Utility Company Settlement Payment.  For the purposes of this provision, the "face amount" of a Claim is (i) the amount set forth on the applicable Proof of
Claim filed by such Electing Vendor or Utility Company or such lower amount as may be determined in accordance with Plan Section 6.27(h)(iii), unless the Proof of Claim is filed in an unliquidated amount; or (ii) if a Proof of Claim has been filed in an unliquidated amount by the applicable Electing Vendor or Utility Company, the amount determined in accordance with Plan
Section 6.27(h)(iii).

                  (iii)                                       As to any Disputed Vendor Claim or
Disputed Utility Company Claim of an Electing Vendor or Utility Company, the Bankruptcy
Court shall, upon motion by the Debtors or the Reorganized Debtors (as applicable), estimate the maximum allowable amount of such Disputed Claim and the amount of the Prepetition Vendor and Utility Company Settlement Payment to be placed in the Disputed Claims Reserve on account thereof.  If so authorized by order of the Bankruptcy Court, any Vendor or Utility
Company whose Claim is so estimated by an Order of the Bankruptcy Court shall (except in the case that such Electing Vendor or Utility Company opts out of the Prepetition Vendor and Utility
Company Settlement), solely for purposes of such Holder's Prepetition Vendor and Utility
Company Settlement Payment, not have any recourse to the Debtors or to the Reorganized
Debtors, any Assets theretofore distributed on account of any Allowed Claim, or any other entity or property if the finally Allowed Claim of that Electing Vendor or Utility Company exceeds that estimated maximum allowable amount.  Instead, such Electing Vendor or Utility Company shall, solely for purposes of its Prepetition Vendor and Utility Company Settlement Payment,
have recourse only to the undistributed assets (if any) in the Disputed Electing Vendor and
Utility Company Settlement Payment Reserve for the Claim of that Electing Vendor or Utility
Company and (on a Pro Rata basis with other Electing Vendors or Utility Companies who are similarly situated) to those portions (if any) of the Disputed Electing Vendor and Utility
Company Settlement Payment Reserve for other Disputed Claims of Electing Vendors or Utility
Companies that exceed the ultimately allowed amount of such Claims.
                  (iv)                                        All earnings on the Cash held in the
Disputed Electing Vendor and Utility Company Settlement Payment Reserve shall be held in trust and shall be distributed only in the manner described in the Plan.
                  (v)                                         At such time as all or any portion of a
Disputed Vendor Claim or a Disputed Utility Company Claim of an Electing Vendor or Utility
Company becomes an Allowed Claim for purposes of the Prepetition Vendor and Utility
Company Settlement, the distributions reserved for such Disputed Claim or such portion, plus any earnings thereon (if any), shall be released from the Disputed Electing Vendor and Utility
Company Settlement Payment Reserve and delivered to such Electing Vendor or Utility
Company Claim in the manner as described in this Plan Section 6.27.  At such time as all or any portion of any Disputed Claim is determined not to be an Allowed Claim, the distribution reserved for such Disputed Claim for purposes of the Prepetition Vendor and Utility Company
Settlement or such portion, plus any earnings thereon, shall be released from the Disputed
Electing Vendor and Utility Company Settlement Payment Reserve and returned to the
Reorganized Debtors.
                  (vi)                                        (i) After the Confirmation Date, the Debtors,
and (ii) after the Effective Date, the Reorganized Debtors, shall have the authority to object to and litigate any Disputed Vendor Claims or Disputed Utility Company Claims for purposes of the Prepetition Vendor and Utility Company Settlement, and shall have the authority to settle, compromise, resolve, or withdraw any objection to any such Disputed Claims without the need for any Bankruptcy Court or other approval or any other or further notice.
         6.28.    Satisfaction of Claims of Contractual Subordination of Holders of Senior
Secured Notes Claims and Senior Subordinated Notes Claims.  Provided that (i) the

Bankruptcy Court shall have entered the Confirmation Order, (ii) the Effective Date shall have occurred, and (iii) all of the distributions to (or for the benefit of) Holders of Allowed Class 2C
Claims and Allowed Class 3B Claims shall have been made, all rights, actions, or Causes of
Action between or among the Holders of Senior Secured Notes Claims, the Senior Secured
Notes Indenture Trustee, the Holders of Senior Subordinated Notes Claims, and the Senior
Subordinated Notes Indenture Trustee relating in any manner whatsoever to Claims against the
Debtors based upon any claimed right to contractual or other subordination shall be satisfied, nunc pro tunc, as of the Effective Date, by the respective distributions under this Plan to the
Holders of the Senior Secured Notes Claims and the Holders of the Senior Subordinated Notes
Claims so that, notwithstanding any such rights, actions, or Causes of Action, each Holder of an
Allowed Senior Secured Notes Claim and each Holder of a Senior Subordinated Notes Claim shall have the rights and benefits of any distributions provided in this Plan to such respective
Holder and shall be entitled to receive and retain such distributions without regard to any applicable contractual or other subordination right, action, or Cause of Action that could be asserted with respect to such distributions.  For the avoidance of doubt, and without limiting the generality of the foregoing, subject to the conditions set forth in the first sentence of this Plan
Section 6.28, distributions to Holders of Allowed Senior Subordinated Notes Claims shall not be subject to levy, garnishment, attachment, suit, injunction, or other legal or equitable process by any Holder of a Senior Secured Notes Claim or the Senior Secured Notes Indenture Trustee by
reason of any subordination rights, actions, or Causes of Action, and the Holders of Allowed
Senior Subordinated Notes Claims shall exclusively have, receive, and retain the benefit of the distributions provided for under the Plan to Holders of Class 3B Claims.
         6.29.    "Change of Control" Provisions.  Notwithstanding anything contained herein or in the Senior Secured Notes Indenture, the Industrial Revenue Bonds Indenture, or the Senior
Subordinated Notes Indenture to the contrary, the transactions to be consummated in accordance with the Plan shall not create, or be deemed to create, (a) any right on the part of a Senior
Secured Noteholder, a Senior Subordinated Noteholder, or a Holder of the Industrial Revenue
Bonds to require that O'Sullivan Industries or Reorganized O'Sullivan Industries repurchase such
Holder's Senior Secured Notes, Senior Subordinated Notes, or Industrial Revenue Bonds (as
applicable) or (b) any other claim in connection therewith, upon a "Change of Control," as such term may be defined in any of the Senior Secured Notes Indenture, the Senior Subordinated
Notes Indenture, the Industrial Revenue Bonds Indenture, or in any Executory Contract being assumed pursuant to this Plan (as applicable).
         6.30.    Special Provisions Regarding the Treatment of Allowed Secondary Liability
Claims.  The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims.  On the Effective Date, Allowed
Secondary Liability Claims will be treated as follows:
                  (a)      The Allowed Secondary Liability Claims arising from or related to any
Debtor's joint or several liability for the obligations under any (a) Allowed Claim that is being
Reinstated under the Plan or (b) Executory Contract that is being assumed or deemed assumed by another Debtor or Reorganized Debtor or under any Executory Contract that is being assumed by and assigned to another Debtor or Reorganized Debtor or any other entity will be Reinstated.
                  (b)      Holders of all other Allowed Secondary Liability Claims will be entitled to only one distribution from the Debtors, which distribution will be as provided in the Plan in respect of such underlying Allowed Claim, and which Allowed Claim will be deemed satisfied in full by the distributions on account of the related underlying Allowed Claim.  No multiple recovery on account of any Allowed Secondary Liability Claim (including, but not limited to, on account of any Claim based on any of the Guarantees or any guaranty related to an Executory
Contract) will be provided or permitted.
         6.31.    Plan Supplement.  The Plan Supplement will be filed with the Bankruptcy Court within the time established by the order of the Bankruptcy Court approving the Disclosure
Statement.  The Plan Supplement will include, without limitation, the respective draft forms of the Amended and Restated Certificates of Incorporation and the Amended and Restated Bylaws;
the Registration Rights Agreement; the draft forms of the New Secured Notes, and the New
Secured Notes Guarantees; and summaries of the principal terms and/or parameters of the
Management and Director Equity Plan, among certain other Plan Documents, all of which shall be generally consistent with the Plan and the Disclosure Statement and shall be acceptable, in form and substance, to the Debtors, the Senior Secured Noteholders Representative, and the
Creditors Committee.  The Debtors will also include in the Plan Supplement a draft form of the
Exit Credit Facility, but only if and to the extent that such a draft is available as of the date of the filing of the Plan Supplement.  The Plan Supplement may also include (as applicable) revised lists of (a) the Executory Contracts to be assumed under the Plan and the proposed respective cure amounts due thereunder (if any) and/or (b) the Executory Contracts to be rejected under the
Plan.  The draft forms, summaries, lists, and schedules so set forth in the Plan Supplement may be amended, modified, or supplemented from time to time after the filing of the Plan
Supplement, in form and substance acceptable to the Debtors, the Creditors Committee, and the
Senior Secured Noteholders Representative.  The respective forms of the New Warrants will not be included in the Plan Supplement, but instead shall be in the forms as attached as Exhibit G to the Disclosure Statement, and may only be amended or modified in the manner set forth in Plan
Section 6.35(b).  Similarly, the Warrant Holder and Stockholder Rights Agreement will not be included in the Plan Supplement, but instead shall be in the form attached as Exhibit H to the
Disclosure Statement; such agreement may only be amended or modified in the manner set forth in Plan Section 6.35(b).
         6.32.    Allocation of Distributions.  All distributions paid to Holders of Claims in satisfaction thereof pursuant to this Plan shall be allocated first to the original principal amounts of such Claims (as determined for federal income tax purposes), and, second, to the portion of such Claims representing interest (as determined for federal income tax purposes), and any excess thereafter shall be allocated to the remaining portion of such Claims, provided, however, that distributions made to the Holders of DIP Facility Claims shall be allocated in accordance with the terms of the DIP Facility; distributions made to the Holder of Class 2A Claims shall be allocated in accordance with the terms of the Senior Credit Facility; distributions made to the
Holders of Class 2C Claims shall be allocated in accordance with the terms of the Senior
Secured Notes Indenture; distributions made to the Senior Subordinated Noteholders shall be allocated in accordance with the terms of the Senior Subordinated Notes Indenture; and
distributions (if any, pursuant to Plan Section 4.4) made to the Holders of the Industrial Revenue
Bonds shall be allocated in accordance with the terms of the Industrial Revenue Bonds
Indenture.
         6.33.    Distribution Limitations.  Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made on account of any Claim, or part thereof, (i) that is not an
Allowed Claim or (ii) that has been avoided or is subject to any objection.  The sum total of the value of the distributions to be made on the Initial Distribution Date to all Claims in a particular
Class (if any) shall not exceed the aggregate amount of the Allowed Claims in such Class (if any), and the distribution to be made to each individual Holder of an Allowed Claim shall not exceed the amount of such Holder's Allowed Claim.
         6.34.    Limitations on Amounts to Be Distributed to Holders of Allowed Insured
Claims.  Distributions under the Plan to each Holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed
Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the Holder thereof under any pertinent insurance policies and applicable law.  Nothing in this Section 6.34 will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities that any entity may hold against any other entity, including the Debtors' insurance carriers.
         6.35.    Consent, Acceptance, or Approval by the Senior Secured Noteholders
Representative or the Creditors Committee.
                  (a)      Except as otherwise set forth in Plan Section 6.35(b) with respect to the forms of the New Warrants and/or the Warrant Holder and Stockholder Rights Agreement or any
amendments or modifications thereto, in connection with any and all provisions of this Plan calling for the consent, acceptance, or approval of the Senior Secured Noteholders
Representative or the Creditors Committee, such consent, acceptance, or approval (as applicable)
shall not unreasonably be withheld by the Senior Secured Noteholders Representative or the
Creditors Committee (as applicable).
                  (b)      (1) The terms and conditions of the New Warrants and/or the Warrant
Holder and Stockholder Rights Agreement may not be amended or modified, and (2) the conditions to the Effective Date set forth in Plan Sections 8.2(i), 8.2(j), and 8.2(k) may not be waived, in each case without (i) the written consent of the Creditors Committee, as determined in its sole and absolute discretion, and (ii) the consent of the Debtors and the Senior Secured
Noteholders Representative, which consent shall not unreasonably be withheld; provided, however, that the New Warrants and the Warrant Holder and Stockholder Rights Agreement
only may be amended or modified, subject to the consent of the Debtors, the Senior Secured
Noteholders Representative, and the Creditors Committee, which consent shall not unreasonably be withheld, as long as any such amendment or modification is for the sole purpose of correcting inadvertent errors, oversights, or inconsistencies within the applicable document or does not alter, in any manner whatsoever, the economic or substantive rights of the Warrant Holders (as defined in the Warrant Holder and Stockholder Rights Agreement) under the Warrant Holder and Stockholder Rights Agreement or the Holders (as defined in the New Warrants) under the
New Warrants.
                                                    ARTICLE VII

                                                EXECUTORY CONTRACTS
         7.1.     Assumption or Rejection of Executory Contracts.  As of the Confirmation
Date, but subject to the occurrence of the Effective Date, all Executory Contracts will be deemed rejected by the applicable Debtors in accordance with the provisions and requirements of
Bankruptcy Code §§ 365 and 1123, except those Executory Contracts that (i) have already been assumed by order of the Bankruptcy Court, (ii) are the subject of a duly noticed motion to assume pending on the Confirmation Date, (iii) are identified as "to be assumed" on the list of
Executory Contracts to be assumed that is attached as Exhibit D to the Disclosure Statement (and as such list may be revised, with notice, and included in the Plan Supplement), or (iv) are otherwise expressly assumed under and pursuant to the terms of the Plan (including under
Article VII).  Assumption of the Executory Contracts at issue in clauses (iii) and (iv) in the immediately preceding sentence shall be effective as of the Confirmation Date, subject to the occurrence of the Effective Date.  Entry of the Confirmation Order by the Bankruptcy Court
shall constitute approval of such rejections and assumptions (as applicable) pursuant to
Bankruptcy Code  §§ 365(a) and 1123, subject to the occurrence of the Effective Date.  Each
Executory Contract assumed pursuant to this Plan Article VII (i.e., those Executory Contracts at issue in clauses (iii) and (iv) of the first sentence of this Plan Section 7.1) or otherwise shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the
Bankruptcy Court approving and authorizing its assumption, or (iii) applicable federal law.  The
Debtors shall retain the right at all times prior to the Effective Date to (a) assume any additional or other Executory Contract(s) not identified on the list thereof attached as Exhibit D to the
Disclosure Statement (or as such list may be revised and included in the Plan Supplement) as "to be assumed" (including, without limitation, any Executory Contrary identified on Exhibit E to the Disclosure Statement as "to be rejected"), or (b) reject any additional or other Executory
Contract(s) not identified on the list thereof attached as Exhibit E to the Disclosure Statement (or as such list may be revised and included in the Plan Supplement) as "to be rejected" (including, without limitation, any Executory Contrary identified on Exhibit D to the Disclosure Statement as "to be assumed"), in each case upon providing notice to the non-Debtor party thereto.
Without limiting the effect of this Plan Section 7.1, Exhibits D and E to the Disclosure Statement
contain schedules of all known Executory Contracts anticipated to be either assumed or rejected under this Plan, respectively (as such schedules may be revised and included in the Plan
Supplement), subject to the Debtors' right to determine at any time subsequently, on or prior to the Effective Date, including, without limitation, as may be set forth in the Plan Supplement, to either assume or reject any Executory Contracts or to include additional Executory Contracts to be either (a) assumed or assumed and assigned under the Plan or (b) rejected under the Plan, in each case upon providing notice to the non-Debtor party thereto.
         7.2.     Cure of Defaults of Assumed Executory Contracts.  Any monetary amounts by which each Executory Contract to be assumed pursuant to the Plan (i.e., those Executory
Contracts at issue in clauses (iii) and (iv) of the first sentence of Plan Section 7.1) is in default shall be satisfied, pursuant to Bankruptcy Code § 365(b)(1), by payment of the default amount
(as such amount has been agreed upon by the Reorganized Debtors, or in the event of a dispute regarding such default amount, as such amount has been determined by an order of the
Bankruptcy Court) in Cash by the latest of (i) the Effective Date, (ii) in the event of a dispute regarding the default amount, within 10 days of the entry of an order of the Bankruptcy Court establishing such default amount, (iii) the date of an order of the Bankruptcy Court approving and authorizing the assumption or assignment of an Executory Contract not otherwise assumed or assigned pursuant to the terms of the Plan, or (iv) on such other terms as the parties to such
Executory Contracts may otherwise agree.  Notwithstanding the foregoing, in the event of a dispute regarding:  (1) the amount of any cure payments, (2) the ability of the Reorganized
Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of Bankruptcy Code § 365) under the Executory Contract or lease to be assumed or assigned, or (3) any other matter pertaining to assumption or assignment (each an "Assumption
Dispute"), the cure payments required by Bankruptcy Code § 365(b)(1) shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assignment;
provided, however, that (a) in the event the Bankruptcy Court determines that the actual cure payment owed to a particular non-Debtor party to an Executory Contract exceeds the proposed cure amount as set forth in the notice provided by the Debtors pursuant to Section 7.3 hereof or
(b) the Debtors and the applicable non-Debtor party involved in any Assumption Dispute cannot otherwise consensually resolve such Assumption Dispute prior to the Effective Date, the Debtors may reject the Executory Contract at issue pursuant to Bankruptcy Code § 365 rather than paying the disputed cure amount, by presenting a proposed order to the Bankruptcy Court for such rejection.  In the event any Executory Contract is so rejected, the non-Debtor party thereto shall be entitled to file a Proof of Claim pursuant to Section 7.4 of this Plan, which Claim shall be classified pursuant to Section 7.5 hereof, but shall not be entitled to any other or further Claim or relief from any of the Debtors or the Reorganized Debtors.
         7.3.     Notice of Proposed Cure Amount and Objection Deadline.  The Debtors will provide notice to the non-Debtor party to any Executory Contract to be assumed of (i) the proposed default amount owed (if any) under the applicable Executory Contract and (ii) the last date by which such non-Debtor party may file an objection or other response with respect to such proposed default amount.  Any non-Debtor party that fails to object or otherwise respond in a timely manner to such notice of proposed default amount owed shall be deemed to have consented to such proposed amount.
         7.4.     Rejection Claims.
                  (a)      Each Person who is a party to an Executory Contract rejected under and pursuant to this Article VII shall be entitled to file, not later than 30 days after the entry of the
Confirmation Order (the "Plan Rejection Bar Date"), a Proof of Claim against the applicable
Debtor for alleged Rejection Claims.  If no such Proof of Claim for a Rejection Claim is timely filed against the applicable Debtor, any such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or their respective Estates or Assets.
Objections to any such Proof of Claim shall be filed not later than 90 days after such Proof of
Claim is filed (subject to any potential further extensions of such date as so ordered and approved by the Bankruptcy Court), and the Bankruptcy Court shall decide any such objections.
Distributions (if any) in respect of such Claims (consistent with the distributions to be received by Holders of other Claims in the Class into which such Claims fall, as determined by Section
7.5 hereof) shall be made no earlier than the later of (a) 10 days after the expiration of the 90-day period (as such period may be extended by order of the Bankruptcy Court) for filing an objection in respect of any Proof of Claim filed pursuant to this Section 7.4 and (b) 10 days after the Claim has been allowed by a Final Order, provided that no such distribution shall be made before the
Effective Date.
                  (b)      Notwithstanding anything to the contrary herein, the Plan Rejection Bar
Date shall apply only to Rejection Claims with respect to those Executory Contracts that are to be rejected under and pursuant to the Plan.  Any Holder of a Rejection Claim for an Executory
Contract that is not to be rejected pursuant to this Plan, but whose Rejection Claim instead arises under an Executory Contract that either has already been rejected by an order of the Bankruptcy
Court or is the subject of a separate motion to reject pending on the Confirmation Date, must file a Proof of Claim for such Rejection Claim by the date provided in any order relating to such
Rejection Claim.

         7.5.     Classification of Rejection Claims.  Except as otherwise provided under the
Plan, any Rejection Claims against (a) any of O'Sullivan Industries, O'Sullivan Virginia, or
OFFO, shall be treated as Class 3A Claims and (b) O'Sullivan Holdings, shall be treated as Class
4 Claims, to the extent they are Allowed Claims.
         7.6.     Reinstatement of Allowed Secondary Liability Claims Arising From or
Related to Executory Contracts Assumed and/or Assigned by the Debtors.  On the Effective
Date, in accordance with Section 6.30 hereof, any Allowed Secondary Liability Claim arising from or related to any Debtor's joint or several liability for the obligations under or with respect to:  (a) any Executory Contract that is being assumed or deemed assumed pursuant to
Bankruptcy Code § 365 by another Debtor or Reorganized Debtor; (b) any Executory Contract
that is being assumed by and assigned to another Debtor or a Reorganized Debtor; or (c) a
Reinstated Claim will be Reinstated.  Accordingly, such Allowed Secondary Liability Claims will survive and be unaffected by entry of the Confirmation Order.
         7.7.     Insurance Policies.  All insurance policies of the Debtors providing coverage to the Debtors and/or the Debtors' directors, officers, stockholders, agents, employees, representatives, and others for conduct in connection in any way with the Debtors, their assets, liabilities, and/or operations, to the extent such policies are Executory Contracts, shall be deemed assumed by the applicable Debtors as of the Confirmation Date, subject to the occurrence of the Effective Date.  Entry of the Confirmation Order by the Bankruptcy Court
shall constitute approval of such assumptions pursuant to Bankruptcy Code §§ 365 and 1123 or otherwise, subject to the occurrence of the Effective Date.  Each insurance policy assumed pursuant to this Article VII of the Plan shall revest in, and be fully enforceable by, the respective
Reorganized Debtor in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, or (iii) applicable federal law.  Whether such insurance policies are Executory
Contracts or not, if they have not done so already, on or prior to the Effective Date, the applicable Debtors shall cure any defaults (if any) under such insurance policies.  Without limiting the effect of this Plan Section 7.7, the schedule to the Disclosure Statement of all known
Executory Contracts referenced in Plan Section 7.1 will include all known insurance policies anticipated to be assumed, provided, however, that the failure to list any insurance policy on such schedule will not impair the Debtors' ability to assume and/or to assume and assign such policy, and instead, any and all such policies will still be assumed and/or assigned in accordance with this Section 7.7.
                  Notwithstanding anything provided herein to the contrary, the Plan shall not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against any of the Debtors or any other Person.
         7.8.     Compensation and Benefits Programs.  Except as otherwise expressly provided under this Plan, or any exhibit hereto, unless otherwise rejected or lawfully terminated by the
Debtors, all employment agreements, all employment policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their Employees, retirees, and non-
Employee directors, including, without limitation, all savings plans, the KERP, any profit-
sharing plans, pension or retirement plans (including, but not limited to, any plans qualified under Internal Revenue Code § 401(a)), healthcare plans, disability plans, benefit plans, and life,

accidental death, and dismemberment insurance plans in effect as of the Confirmation Date
(collectively, the "Compensation and Benefits Programs") either shall be (i) treated as
Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of Bankruptcy Code §§ 365 and 1123 or (ii) otherwise deemed assumed on the
Effective Date.  Without limiting the effect of this Plan Section 7.8, the schedule to the
Disclosure Statement of all known Executory Contracts referenced in Plan Section 7.1 will include all known Compensation and Benefits Programs anticipated to be assumed; provided, however, that the failure to list any Compensation and Benefits Programs on such schedule will not impair the Debtors' ability to assume and/or assign such program, and instead, any and all such programs will be still be assumed and/or assigned in accordance with this Section 7.8.
         7.9.     Obligations to Indemnify Directors, Officers, and Employees, etc.
Notwithstanding anything to the contrary in this Plan, the obligations of each Debtor to indemnify any person who served as one of its directors, officers, employees, agents, representatives, management, or otherwise on or after the Petition Date, by reason of such person's service to such Debtor in such a capacity or as a director, officer, employee, agent, representative, manager, or otherwise of any other corporation, partnership, or other legal entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies, or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and Bankruptcy Code § 365 or otherwise as of the Effective Date.  Accordingly, such indemnification obligations will not be discharged but will instead survive and be unaffected by entry of the Confirmation Order.
Without in any way limiting the generality of the foregoing, the Reorganized Debtors shall maintain for a period of not less than six years from the Effective Date coverage for such individuals covered by such policies at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan.
         7.10.    Executory Contracts Entered Into After the Petition Date.  Executory
Contracts entered into after the Petition Date by any Debtor, including any Executory Contracts assumed by any Debtor pursuant to Bankruptcy Code § 365, will be performed by the Debtor or the Reorganized Debtor liable thereunder in accordance with the terms and subject to the conditions of such Executory Contract(s) in the ordinary course of its business.  Accordingly, such Executory Contracts (including any Executory Contracts assumed pursuant to Bankruptcy
Code § 365) will survive and remain unaffected by entry of the Confirmation Order.
         7.11.    The Tandy Agreements.  Notwithstanding anything to the contrary contained in this Plan, the Tandy Agreements shall not be considered and shall not constitute Executory
Contracts for any purposes in these Cases, including any purposes under this Plan, and entry of the Confirmation Order shall constitute a conclusive and binding determination and finding by the Bankruptcy Court that the Tandy Agreements do not constitute Executory Contracts within the purview of this Plan or Bankruptcy Code § 365.
                                                   ARTICLE VIII

                              CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS
         8.1.     Conditions to Confirmation.  Confirmation of the Plan shall not occur unless and until the following conditions have been (i) satisfied or (ii) waived or modified pursuant to
Plan Section 8.3:  (a) the Bankruptcy Court shall have entered an order approving the Disclosure

Statement as containing adequate information pursuant to Bankruptcy Code § 1125, and such order shall not have been reversed, stayed, amended, or modified in any manner adverse to the
Debtors or their Estates, and (b) the Confirmation Order shall be acceptable, in form and substance, to the Debtors, the Creditors Committee, and the Senior Secured Noteholders
Representative.
         8.2.     Conditions to Effectiveness.  Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date shall not occur, and the Plan shall not be binding on any Person, unless and until each of the following conditions has been (a) satisfied or (b) waived or modified pursuant to Plan Section 8.3:
                  (a)      The Confirmation Order (i) shall have been entered on the docket by the
Clerk of the Bankruptcy Court in form and substance acceptable to the Debtors, the Creditors
Committee, and the Senior Secured Noteholders Representative, and (ii) shall not have been reversed, stayed, amended, or modified in any manner adverse to the Debtors or their Estates;
                  (b)      The Plan Documents (except for the New Warrants and the Warrant
Holder and Stockholder Rights Agreement) and all other documents provided for under, and reasonably necessary to effectuate the (i) terms of, and (ii) actions contemplated under, the Plan, shall be in form and substance acceptable to the Debtors, the Creditors Committee, and the
Senior Secured Noteholders Representative and shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived in writing by the parties benefited by such documents; provided, however, neither (y) the execution and delivery of the
New Warrants, or any form of agreement annexed thereto, by the Holder (as defined in the New
Warrants) nor (z) the execution and delivery of the Warrant Holder and Stockholder Rights
Agreement by any Warrant Holder (as defined in the Warrant Holder and Stockholder Rights
Agreement), Senior Secured Noteholder, Management Stockholder, or Director Stockholder
shall be a condition to the occurrence of the Effective Date.  The Plan Documents to which the condition in this sub-paragraph (b) refers include, but are not limited to, the following documents:
                           (1)      the Amended and Restated Certificates of Incorporation and the
Amended and Restated By-Laws;
                           (2)      all documents reasonably necessary or appropriate to implement the Management and Director Equity Plan;
                           (3)      all documents reasonably necessary or appropriate to implement the KERP;
                           (4)      the Exit Credit Facility, the Exit Credit Facility Guarantees, the
New Secured Notes, the New Secured Notes Guarantees, and all instruments, certificates, guarantees, agreements, and documents contemplated by Sections 6.13 and 6.18 of this Plan; and
                           (5)      the Registration Rights Agreement.

                  (c)      All conditions precedent to the consummation of, and the funding obligation under, the Exit Credit Facility shall have been satisfied or waived in accordance with the terms thereof;
                  (d)      The Amended and Restated Certificates of Incorporation of the
Reorganized Debtors shall have been adopted and/or filed with the applicable authority of each
Reorganized Debtor's jurisdiction of incorporation in accordance with such jurisdiction's state corporate laws;
                  (e)      The new respective Boards of Directors of the Reorganized Debtors shall have been appointed;
                  (f)      All authorizations, consents, and regulatory approvals required (if any) in connection with the effectiveness of this Plan shall have been obtained;
                  (g)      No Proof of Claim or other document or pleading asserting any Tandy
Claims against one or more of the Debtor Subsidiaries shall be pending, and no such Tandy
Claims shall have been allowed, in whole or in part, against one or more of the Debtor
Subsidiaries by order of the Bankruptcy Court;
                  (h)      The Confirmation Order shall include a decretal provision, in form and substance satisfactory to the Debtors and the Senior Secured Noteholders Representative, each acting in its sole and absolute discretion, providing for the determination and finding contemplated by Plan Section 7.11;
                  (i)      The New Warrants shall have been executed by Reorganized O'Sullivan
Holdings and delivered to the Senior Subordinated Notes Indenture Trustee, and a duplicate counterpart of the Warrant Holder and Stockholder Rights Agreement shall have been executed by Reorganized O'Sullivan Holdings and delivered to each of the Notes Indenture Trustees;
                  (j)      The Disputed Claims Reserve shall have been funded as provided in Plan
Sections 1.51 and 6.10(a); and
                  (k)      The Disputed Electing Vendor and Utility Company Settlement Payment
Reserve shall have been funded as provided in Plan Sections 1.51 and 6.27(h).
                  If the Effective Date (a) does not occur for any reason within ninety (90) days following the entry of the Confirmation Order or (b) if on or before ninety (90) days following the entry of the Confirmation Order, either (i) the Debtors, the Senior Secured Noteholders
Representative, and the Committee agree, or (ii) the Bankruptcy Court determines in an order, that one or more of the conditions to effectiveness set forth in Section 8.2 of the Plan will not be satisfied within such ninety (90) day period, then the Plan and the Confirmation Order shall immediately, upon such applicable date, be deemed null and void and, in such event, nothing contained herein or therein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings (whether or not such proceedings involve any of the Debtors).  If the Confirmation Order is vacated or revoked, the Plan shall be null and void ab initio in all respects, and, without limiting the generality of the foregoing, nothing contained in the Plan or the Disclosure Statement shall:  (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors; (3) constitute an admission, acknowledgement, offer, or undertaking by the Debtors in any respect; (4) affect or impair, in any way, any and all Claims against the
Debtors, any and all claimed contractual subordination rights and claims between or among the
Holders of Claims against the Debtors, and any and all rights and claims between or among holders of Claims relating in any manner to distributions on account of Claims against the
Debtors based upon any claimed contractual subordination rights; or (5) limit or impair any rights under the Adequate Protection Stipulation.
         8.3.     Waiver or Modification of Conditions.  With the prior consent of the Senior
Secured Noteholders Representative and the Creditors Committee, as provided for in Plan
Section 6.35, the Debtors may, but shall have no obligation to, waive or modify in writing, at any time, any of the conditions set forth in this Plan Article VIII, without notice, without leave of or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.  The failure to (a) satisfy or (b) waive or modify any such condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such conditions to be (a) satisfied or (b) waived or modified.
                                                    ARTICLE IX

                                          TITLE TO PROPERTY AND RELEASES
         9.1.     Vesting of Property.  Except as otherwise provided in the Plan or the
Confirmation Order, upon the Effective Date, but retroactive to the Confirmation Date, (a) the
Reorganized Debtors shall continue to exist as separate corporate entities with all the powers of corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all Assets of the respective Debtors (including, but not limited to, the Debtors' respective equity interests in any
Debtor Subsidiary or any non-Debtor domestic or foreign subsidiary (including, without limitation, O'Sullivan Industries UK Ltd., Furniture Zone Australasia Pty. Ltd., ACN 090 567
052 Pty. Ltd., O'Sullivan Furniture Asia Pacific Pty. Ltd, and O'Sullivan Industries (Australia)
Pty. Ltd., to the extent that any of such non-Debtor subsidiaries has not been dissolved under applicable law prior to the Effective Date), wherever situated, shall vest in the applicable
Reorganized Debtor, subject to the provisions of the Plan and the Confirmation Order.
Thereafter, each Reorganized Debtor may operate its business, incur debt and other obligations in the ordinary course of its business, and may otherwise use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy
Court.  After the Effective Date, but retroactive to the Confirmation Date, all property retained by the Reorganized Debtors pursuant hereto shall be free and clear of all Claims, debts, Liens, security interests, obligations, encumbrances, and interests of Creditors and Interest Holders of the Debtors and all other Persons, except as contemplated by or provided in the Plan or the
Confirmation Order and except for the obligation to perform according to the Plan and the
Confirmation Order, and except for the respective claims, debts, Liens, security interests, encumbrances, and interests (a) of those Holders of Allowed Class 2B Claims whose Secured
Claims the applicable Debtor elects to Reinstate pursuant to Section 4.4 of the Plan (as opposed to the applicable Debtor electing to (i) pay the amount of such Allowed Class 2B Claim in full,
(ii) return the underlying collateral to such Class 2B Creditor, or (iii) otherwise satisfy such
Allowed Claim in a manner provided for under Section 4.4 hereof) or (b) arising in connection with the Exit Credit Facility, the Exit Credit Facility Guarantees, the New Secured Notes, or the
New Secured Notes Guarantees.
         9.2.     Discharge and Injunction.  Pursuant to 11 U.S.C. § 1141(b) or otherwise, except as may otherwise be provided herein or in the Confirmation Order, upon the occurrence of the
Effective Date, the rights afforded and the payments and distributions to be made under this
Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of, any and all existing debts, Claims, and Interests of any kind, nature, or description whatsoever against the Debtors or any of the Debtors' Assets or other property, and shall effect a full and complete release, discharge, and termination of all Liens, security interests, or other Claims, interests, or encumbrances upon all of the Debtors' Assets and property.  No Creditor or Interest Holder of the Debtors nor any other Person may receive any payment from the Debtors, the Estates, the Reorganized Debtors, or the Assets, or seek recourse against, the Debtors, the Estates, the Reorganized Debtors, or any of the Assets that are to be distributed under the terms of the Plan, except for those distributions expressly provided for under the Plan.  All Persons are precluded from asserting, against any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, Causes of Action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, other than as expressly provided for in the Plan or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code § 501; (b) a Claim based upon such debt is allowed under Bankruptcy Code § 502; or (c) the Holder of a Claim based upon such debt has accepted the Plan.  Except as otherwise provided in the Plan or the Confirmation Order, all
Holders of Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Debtors, the Estates, the Reorganized Debtors, their successors, or the Assets, any of the following actions on account of such Claim or Interest: (a)
commencing or continuing in any manner any action or other proceeding on account of such
Claim or Interest against property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of the property to be distributed under the terms of the Plan, other than as permitted under subclause (a) above; (c) creating, perfecting, or enforcing any Lien or encumbrance against any property to be distributed under the terms of the Plan; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors or the Reorganized Debtors, the Assets or any other property of the Debtors or the
Reorganized Debtors, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.
         9.3.     No Waiver of Discharge.  Except as otherwise specifically provided herein, nothing in this Plan shall be deemed to waive, limit, or restrict in any way the discharge granted to the Debtors upon Confirmation of the Plan by Bankruptcy Code § 1141.
         9.4.     Post-Consummation Effect of Evidences of Claims or Interests.  Except as
otherwise expressly set forth in this Plan (including, without limitation, Sections 4.6 and 6.2), any and all notes, stock certificates, and/or other evidences of Claims against, or Interests in, any of the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan, if any, and shall, with respect to the Debtor Parties, otherwise be cancelled and of no force and effect as of the Effective Date.

         9.5.     Term of Injunctions or Stays.  Unless otherwise provided, all injunctions or stays provided for in these Cases pursuant to Bankruptcy Code § 105, § 362, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.
         9.6.     Releases by Holders of Claims Who Vote in Favor of the Plan.
                  (a)      Except as otherwise provided herein, as of the Confirmation Date, but subject to the occurrence of the Effective Date, each Non-Debtor Releasing Party, in exchange for voting in favor of the Plan and in consideration of the obligations of the Debtors and the
Reorganized Debtors under the Plan and the Cash, New O'Sullivan Holdings Common Stock,
New Secured Notes, New Warrants, and other contracts, instruments, releases, agreements, and documents to be executed and delivered in connection with the Plan, and in consideration of the efforts of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan and of the agreement of
Bruckmann, Rosser, Sherrill & Co. II, L.P. to waive its Rejection Claim, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the
Released Parties from any and all claims, obligations, rights, Causes of Action, or liabilities
(including, but not limited to, any claims arising out of, or relating to, any alleged fiduciary or other duty; any alleged violation of any federal or state securities law or any other law relating to creditors' rights generally; any of the Released Parties' ownership of any securities of any of the Debtors; or any derivative claims asserted on behalf of a Debtor), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Non-Debtor
Releasing Party ever had, now has, or may have that are based in whole or in part on any act, omission, transaction, or occurrence from the beginning of time through and including the
Effective Date and in any way relating to the Debtors, these Cases, or the Plan; the Disclosure
Statement; the Plan Documents; the formulation, negotiation, preparation, dissemination, implementation, and/or administration of the Plan, the Disclosure Statement, and the Plan
Documents; the confirmation and consummation of the Plan; the subject matter of, or the transactions or events giving rise to, any Claim or Interest of such Non-Debtor Releasing Party, and any and all claims based upon or arising out of such actions or omissions shall be forever and completely waived and released by the Non-Debtor Releasing Parties; provided, however, this Section 9.6(a) shall not release, and the Non-Debtor Releasing Parties do not waive the right to enforce, the Debtors' or the Reorganized Debtors' duties, obligations, covenants, and agreements under (a) the Plan, (b) any settlement agreement (including the Prepetition Vendor and Utility Company Settlement) approved by the Bankruptcy Court in these Cases, (c) the
Assumed Contracts, or (d) the Plan Documents to be delivered under the Plan; provided further, however, that the release set forth in this Section 9.6(a) is in addition to the discharge of Claims and termination of Interests provided in this Plan and under the Confirmation Order and the
Bankruptcy Code; and provided further, however, that nothing in this Section 9.6(a) shall be deemed to assert or imply any admission of liability on the part of any of the Released Parties.
                  (b)      All Non-Debtor Releasing Parties shall be forever precluded from asserting any of the claims released pursuant to this Section 9.6 against any of the Released Parties or any of the Released Parties'
respective assets; and to the extent that any Non-Debtor Releasing Party receives monetary damages from any
Released Party on account of any claim released pursuant to this Section 9.6, such Non-Debtor Releasing Party hereby assigns all of its right, title, and interest in and to such recovery to the Released Parties against whom such money is recovered.

                  (c)      Notwithstanding any provision of the Plan to the contrary, the releases contained in this Section 9.6 of the Plan shall not be construed as, or operate as a release of, or limitation on (i) claims by the Non-Debtor Releasing Parties against the Released Parties that do not relate to or involve the Debtors or these Cases or (ii) objections to Claims.
         9.7.     Release by the Debtors.  On the Effective Date, pursuant to Bankruptcy Code §
1123(b), Bankruptcy Rule 9019, or otherwise, and except as otherwise specifically provided in the Plan or in the Plan Documents, the Debtor Parties, in consideration of the obligations of the
Debtors and the Reorganized Debtors under the Plan and the Cash, New O'Sullivan Holdings
Common Stock, New Secured Notes, New Warrants, and other contracts, instruments, releases, agreements, and documents to be executed and delivered in connection with the Plan, and in consideration of the efforts of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan and of the agreement of Bruckmann, Rosser, Sherrill & Co. II, L.P. to waive its Rejection Claim, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or hereafter arising, in law, equity, or otherwise, that such Debtor Party ever had, now has, or may have that are based in whole or in part on any act, omission, transaction, or occurrence taking place on or prior to the Effective Date and in any way relating to the Debtors, these Cases, or the Plan; the Disclosure Statement; the Plan Documents; the formulation, negotiation, preparation, dissemination, implementation, and/or administration of the Plan, the
Disclosure Statement, and the Plan Documents; the confirmation and consummation of the Plan;
the subject matter of, or the transactions or events giving rise to, any Claim or Interest of such
Debtor Party.  The immediately preceding sentence shall not, however, apply to (i) any indebtedness of any Person to any of the Debtors for money borrowed by such Person or any other contractual obligation of any Person to any of the Debtors or (ii) any setoff or counterclaim that the Debtors may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against the Debtors.  Holders of Claims and Interests against any of the Debtors shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any such claim that could be brought on behalf of or in the name of the Debtors.
         9.8.     Injunction Related to Releases.  The Confirmation Order will permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to the Plan (including the releases set forth in Article
IX and Section 6.27(b) hereof).
         9.9.     Exculpation.  No Released Party shall have or incur, and each Released Party hereby is exculpated from, any liability to any Person for any act taken or not taken or any omission in connection with, arising from or relating to these Cases (and the commencement thereof); the Disclosure Statement, the Plan, or the formulation, negotiation, preparation, dissemination, implementation, or administration of any of the foregoing documents; the solicitation of votes in connection with confirmation of this Plan; the Exit Credit Facility; the
Plan Documents; the confirmation and/or consummation of this Plan; any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan; any other act taken or omitted to be taken in connection with, or in contemplation of, any of the restructuring or other transactions contemplated by this Plan; and the property to be distributed or otherwise transferred under this Plan; provided, however, that the provisions of this Section
9.9 shall not exculpate or release any Released Party from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted willful misconduct or gross negligence; provided further, however, that nothing in this Section 9.9 shall exculpate or release any Released Party from its obligations arising under confidentiality agreements and common interest agreements.  Each Released Party shall be entitled reasonably to rely upon the advice of counsel with respect to its duties and responsibilities under this Plan, and shall be fully protected in acting or refraining from acting in accordance with such advice.
         9.10.    Exclusions and Limitations on Third-Party Releases.
                  (a)      No waiver or release provided under Article IX of the Plan shall be construed, or operate, as (1) a release or discharge of any Claims held by the SEC against any non-Debtor Persons relating to a violation of any federal securities laws, or (2) enjoining or restraining the SEC from instituting or enforcing any such Claims against any non-Debtor
Persons (subject to any and all defenses thereto).
                  (b)      Except for a Person who votes to accept the Plan or who elects to participate in the Prepetition Vendor and Utility Company Settlement, notwithstanding anything in this Plan to the contrary, no provision of this Plan or the Confirmation Order (including, without limitation, any waiver, release, settlement, satisfaction, exchange, discharge, or injunction provision) shall be deemed, be construed, or operate, as (1) a waiver, release, settlement, satisfaction, exchange, discharge, or injunction of any direct Causes of Action held by any Person on its own behalf against any non-Debtor Persons, or (2) enjoining or restraining any such Person from instituting or enforcing any such direct Causes of Action held on its own behalf against any non-Debtor Persons (subject to any and all defenses and counterclaims thereto).
                                                     ARTICLE X

                                   MODIFICATION AND RESERVATION OF RIGHTS IN THE
                                        EVENT OF NONACCEPTANCE OF THE PLAN
                  The Debtors hereby reserve the right to request that the Bankruptcy Court confirm the Plan over the objection of any impaired Class or Interest in accordance with the applicable provisions of Bankruptcy Code § 1129(b).  In the event that any impaired Class or Classes of
Allowed Claims shall not accept the Plan, upon the written request of the Debtors filed with the
Bankruptcy Court, and subject to the prior consent of the Senior Secured Noteholders
Representative and the Creditors Committee, the Plan shall be modified, revised, and amended to provide such treatment as set forth in such request, to ensure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, to provide the treatment necessary to meet the requirements of Bankruptcy
Code § 1129(a) and (b) with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by the modifications caused by this Article; provided, however, that notwithstanding anything herein to the contrary, no modifications, revisions, or amendments contemplated by this Article X shall alter in any way (x) the distributions to be made under the

Plan to the Holders of Allowed Claims in Classes 3A or 3B, respectively, or (y) the payments to be made under the Prepetition Vendor and Utility Company Settlement to the Electing Vendors
and Utility Companies; and provided further, however, that notwithstanding anything herein to the contrary, no modifications or amendments shall be made to the New Warrants or the Warrant
Holder and Stockholder Rights Agreement except in the manner set forth in Plan Section
6.35(b).
                                                    ARTICLE XI

                                     SUBSTANTIVE CONSOLIDATION OF THE DEBTORS
                  The Debtors reserve the right to seek the entry of an order of the Bankruptcy
Court providing for the substantive consolidation of some or all of the Debtors for the purpose of implementing the Plan, including for purposes of voting, confirmation, and distributions to be made under the Plan, subject to the right of any party in interest to object to such relief, and subject to the consent of the Senior Secured Noteholders Representative and the Creditors
Committee; provided, however, that notwithstanding anything in the Plan to the contrary, the substantive consolidation of some or all of the Debtors will not alter in any way (x) the distributions to be made under the Plan to the Holders of Allowed Claims in Classes 3A or 3B,
respectively, or (y) the payments to be made under the Prepetition Vendor and Utility Company
Settlement to the Electing Vendors and Utility Companies; and provided further, however, that notwithstanding anything in the Plan to the contrary, substantive consolidation of some or all of the Debtors shall not modify, or amend the New Warrants or the Warrant Holder and
Stockholder Rights Agreement except in the manner set forth in Plan Section 6.35(b).
                                                    ARTICLE XII

                                             RETENTION OF JURISDICTION
         12.1.    Claims and Actions.  Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over these Cases as is legally permissible, including, without limitation, such jurisdiction as is necessary to ensure that the intents and purposes of the Plan are carried out.  The Bankruptcy Court shall also expressly retain jurisdiction:  (a) to hear and determine all
Claims against any of the Debtors; and (b) to enforce all Causes of Action that may exist on behalf of any of the Debtors that are not otherwise waived or released under the Plan.
         12.2.    Retention of Additional Jurisdiction.  Following the Effective Date, the
Bankruptcy Court shall also retain jurisdiction for the purpose of classification of Claims and
Interests, the re-examination of Claims that have been allowed, and the dispositions of such objections as may be filed to any Claims, including Bankruptcy Code § 502(c) proceedings for estimation of Claims.  The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:
                  (a)      to decide all questions and disputes regarding title to the respective Assets of the Debtors, all Causes of Action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between any of the Debtors and any other party, including, without limitation, any right to recover assets pursuant to the provisions of the
Bankruptcy Code;

                  (b)      to modify the Plan after the Effective Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;
                  (c)      to enforce and interpret the terms and conditions of the Plan;
                  (d)      to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the
Bankruptcy Court may deem necessary;
                  (e)      to enter an order closing these Cases;
                  (f)      to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the intents and purposes of the Plan;
                  (g)      to decide any and all objections to the allowance of Claims or purported
Liens;
                  (h)      to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;
                  (i)      to determine any applications or motions pending on the Effective Date for the rejection, assumption, or assignment of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims and/or disputes arising therefrom;
                  (j)      to determine any and all applications, adversary proceedings, and contested matters that may be pending on the Effective Date;
                  (k)      to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the
Bankruptcy Court;
                  (l)      to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan or any Plan
Document;
                  (m)      to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against any of the Debtors arising under or in connection with the Plan;
                  (n)      to issue such orders in aid of execution of the Plan as may be authorized by Bankruptcy Code § 1142;
                  (o)      to protect any Released Party against any Claims or Interests released pursuant to Article IX or Section 6.27 of the Plan; and

                  (p)      to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy
Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.
         12.3.    Failure of Bankruptcy Court to Exercise Jurisdiction.  If the Bankruptcy
Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of these Cases, including the matters set forth in this
Article, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.
                                                   ARTICLE XIII

                                             MISCELLANEOUS PROVISIONS
         13.1.    Governing Law.  Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of the Plan Documents and any other contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.
         13.2.    Revocation or Withdrawal of the Plan.  The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors so revoke or withdraw the
Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to (a) constitute a waiver or release of any Claims by or against, or any Interests in, the
Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving any of the Debtors, or (c) affect or impair in any way any and all claimed contractual subordination rights and claims between or among Holders of Claims against the Debtors, and any and all rights and claims between or among Holders of Claims relating in any manner to distributions on account of Claims against the Debtors based upon any claimed contractual subordination rights.
         13.3.    Successors and Assigns.  The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.
         13.4.    Time.  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rules 9006(a) shall apply, and, among other things, the day of the act, event, or default from which the designated period of time begins to run shall not be included.
The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.  When the period of time prescribed or allowed is less than eight calendar days, intermediate days that are not Business Days shall be excluded in the computation.
         13.5.    Modification of the Plan.  The Debtors reserve the right to alter, amend, or modify the Plan prior to or after the entry of the Confirmation Order, in accordance with

Bankruptcy Code § 1127, subject to the prior consent of the Senior Secured Noteholders
Representative and the Creditors Committee; provided, however, that notwithstanding anything herein to the contrary, no such modifications, revisions, or amendments shall alter (x) the distributions to be made under the Plan to the Holders of Allowed Claims in Classes 3A or 3B,
respectively or (y) the payments to be made under the Prepetition Vendor and Utility Company
Settlement to the Electing Vendors and Utility Companies; and provided, further, however, that notwithstanding anything herein to the contrary, no modifications, revisions, or amendments shall be made to the New Warrants or the Warrant Holder and Stockholder Rights Agreement
except in the manner set forth in Plan Section 6.35(b).
         13.6.    No Penalty or Late Charges.  Except as expressly stated in the Plan, or allowed by a Final Order of the Bankruptcy Court, no penalty or late charge is to be allowed on any
Claim subsequent to the Petition Date.
         13.7.    Professional Fees. No Professional Fees shall be paid with respect to any Claim or Interest except as specified herein or as allowed by an order of the Bankruptcy Court.  All final applications for Professional Fees for services rendered in connection with these Cases prior to and including the Effective Date shall be filed with the Bankruptcy Court not later than ninety (90) days after the Effective Date.  Without limiting the foregoing, each Reorganized
Debtor will pay the amount it incurs after the Effective Date with respect to the reasonable fees, disbursements, expenses, or related support services of any Professional, as applicable (including the reasonable fees and expenses a Professional may incur following the Effective Date relating to its preparation and prosecution of an application for payment of Professional Fees), without application to, or order of, the Bankruptcy Court.
         13.8.    Payments to Senior Secured Noteholders' Advisors.  On and after the Effective
Date, the Reorganized Debtors shall be obligated to make (and the Confirmation Order shall reflect such obligation to make) any Periodic Payments (as defined in the Adequate Protection
Stipulation) in respect of fees and expenses that accrued on or before the Effective Date, which
Periodic Payments remain unpaid as of the Effective Date, in the same manner and time frame required to be made by the Debtors pursuant to paragraph 2(c) of the Adequate Protection
Stipulation.  After the Effective Date, the Reorganized Debtors shall be obligated to pay the reasonable fees, disbursements, expenses, and related support services of the legal advisors to the Ad Hoc Senior Secured Noteholders Committee (as defined in the Adequate Protection
Stipulation) relating to the transactions contemplated by this Plan, without application to, or order of, the Bankruptcy Court.  In addition to the foregoing, as of the Confirmation Date, but subject to the occurrence of the Effective Date, the Debtors shall assume the Rothschild
Engagement Letter pursuant to Plan Section 7.1 and, on the Effective Date, shall pay to
Rothschild Inc. the "Completion Fee" (as defined in the Rothschild Engagement Letter) to which
Rothschild Inc. will be entitled upon the occurrence of the Effective Date pursuant to the
Rothschild Engagement Letter.
         13.9.    Amounts of Claims. All references to Claims and amounts of Claims refer to the amount of the Claim allowed by Final Order of the Bankruptcy Court or by the Plan; provided, however, that Claims that have been objected to and that have not been allowed or disallowed prior to the day set for return of Ballots shall be voted and counted, if at all, at the amount, if any, as estimated by the Bankruptcy Court.  The Debtors and other interested parties reserve the right, both before and after Confirmation, to object to Claims so as to have the Bankruptcy Court determine or estimate the Allowed amount of such Claim under the Plan.
         13.10.   Deletion of Certain Classes.  Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim
temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the
Plan for all purposes.
         13.11.   Bankruptcy Code § 1145 and Other Exemptions.  Pursuant to Bankruptcy
Code § 1145(a)(1), the issuance of the New O'Sullivan Holdings Common Stock, the New
Secured Notes, the New Warrants, and the shares of New O'Sullivan Holdings Common Stock issued upon the exercise of the New Warrants, to the extent any of the foregoing constitute
"securities" under applicable law, shall be exempt from the registration requirements of the
Securities Act, and any state or local laws requiring registration for the offer or sale of securities.
All such securities, when issued or sold, shall be freely transferable by the recipients thereof, subject to:  (i) the provisions of Bankruptcy Code § 1145(b) relating to "underwriters," as defined therein, (ii) any restrictions contained in the terms of the securities themselves; or (iii)
any restrictions on the securities that have been agreed to by the Holder of the securities with respect thereto.  Any securities to be issued under the Plan shall be issued without further act or action under applicable law, regulation, order, or rule.  To the maximum extent permitted by law, pursuant to Section 4(2) of the Securities Act, Regulation D of the Securities Act, Rule 701
promulgated under the Securities Act, or otherwise, the issuance of the Restricted Stock and
Options under the Management and Director Equity Plan or any common stock of Reorganized
O'Sullivan Holdings in the future in connection with the exercise of any of (a) the Options to be granted pursuant to the Management and Director Equity Plan or (b) the New Warrants shall be exempt from the registration requirements of the Securities Act, and any state or local laws requiring registration for the sale of securities.
         13.12.   Bankruptcy Code § 1146(c) Exemption.  Pursuant to Bankruptcy Code
§ 1146(c), the issuance, transfer, or exchange of any security under the Plan; the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan; and the revesting, transfer, assignment, or sale of any real or personal property of any of the Debtors pursuant to, in implementation of, or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.
         13.13.   Applicability of Bankruptcy Code § 1125.  The protection afforded by
Bankruptcy Code § 1125(e) with regard to the solicitation of acceptances or rejections of the
Plan and with regard to the offer, issuance, sale, or purchase of the New O'Sullivan Holdings
Common Stock (including any and all shares of Restricted Stock), the New Warrants, the New
Secured Notes, and/or any other securities or notes issued in connection with the Exit Credit
Facility, or otherwise under the Plan, or any other security, shall apply to the fullest extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtors, the DIP Agent, the Creditors Committee, the Senior
Credit Facility Lender, the Senior Secured Notes Indenture Trustee, the Senior Secured
Noteholders Representative, the Senior Subordinated Notes Indenture Trustee, the Industrial
Revenue Bonds Indenture Trustee, and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants, financial advisors, investment bankers, dealer-managers, placement agents, and other professionals, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Bankruptcy Code
§ 1125(e), and therefore, are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.
         13.14.   Indenture Trustees as Claim Holders.  Consistent with Bankruptcy Rule
3003(c), the Reorganized Debtors shall recognize Proofs of Claim timely filed by the Senior
Secured Notes Indenture Trustee, in respect of the Senior Secured Notes Claims; the Senior
Subordinated Notes Indenture Trustee, in respect of the Senior Subordinated Notes Claims; and
the Industrial Revenue Bonds Indenture Trustee, in respect of Claims arising under or related to the Industrial Revenue Bonds.  Accordingly, in the event that the applicable trustee timely files such proofs of claim, any Proof of Claim filed by a registered or beneficial Holder of a Senior
Secured Notes Claim, a Senior Subordinated Notes Claims, or a Claim arising under or related to the Industrial Revenue Bonds (as applicable) that is limited exclusively to the repayment of principal, interest and/or other applicable fees in respect of such notes and/or bonds (as applicable), shall be disallowed as duplicative of a Proof of Claim filed by the applicable
Indenture Trustee, without any further action or order of the Bankruptcy Court, the Debtors, or the Reorganized Debtors.
         13.15.   Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under Bankruptcy Code §§ 1101 and 1127(b).
         13.16.   Rules of Interpretation.
                  (a)      For purposes of the Plan:  (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such from or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv) unless otherwise specified, all references in the Plan to Sections, Articles, and Exhibits are references to
Sections, Articles, and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the
Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings and references to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vii) the terms "including,"
"including, but not limited to," and "including, without limitation," shall be deemed interchangeable and given the same interpretation; and (viii) the rules of construction set forth in
Bankruptcy Code § 102 shall apply.
                  (b)      This Plan is the product of extensive discussions and negotiations between and among the Debtors, the Senior Secured Noteholders, and the Creditors Committee.  Each of
the foregoing was represented by counsel who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the
Plan, the Disclosure Statement, the Plan Documents, and other documents ancillary thereto.
Accordingly, the general rule of contract construction known as "contra preferentem" shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure
Statement, or any of the Plan Documents.

         13.17.   Severability.  Except as to terms which, if unenforceable, would frustrate the overall purposes of this Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.
         13.18.   Implementation.  The Debtors, the Reorganized Debtors, the DIP Agent, the
New Agent, the Senior Secured Notes Indenture Trustee, the Senior Subordinated Notes
Indenture Trustee, the Industrial Revenue Bonds Indenture Trustee, the Creditors Committee, the
Senior Secured Noteholders Representative, and the Exit Credit Facility Lenders, shall take all steps, and execute all documents, including appropriate releases and certificates, reasonably necessary or appropriate to effectuate the provisions contained in this Plan.
         13.19.   Inconsistency.  In the event of any inconsistency between the Plan and the
Disclosure Statement, the provisions of the Plan shall govern; in the event of any inconsistency between the Plan and any Plan Document, the provisions of such Plan Document shall govern
(except to the extent of any such inconsistencies that are adverse to the Debtors or the
Reorganized Debtors, in which case the Plan shall govern); provided, however, that in the event of any inconsistency among the Confirmation Order, the Plan, and a Plan Document, the
Confirmation Order shall govern, except that in the case of any inconsistency among the Plan, the Confirmation Order, and the form of the New Warrants or the Warrant Holder and
Stockholder Rights Agreement, the form of the New Warrants or the Warrant Holder and
Stockholder Rights Agreement (as the same may be modified or amended in the manner provided in, and subject to the limitations of, Plan Section 6.35(b)), as applicable, shall govern.
         13.20.   Service of Documents.  Any pleading, notice or other document required by the
Plan to be served on or delivered to the following parties shall be sent by first class U.S. mail, postage prepaid to:

                                    The Debtors and the Reorganized Debtors:

                                            O'Sullivan Industries, Inc.
                                            10 Mansell Court East, Suite 100
                                            Roswell, Georgia 30076
                                            Attn: Mr. Rick A. Walters

                                            and

                                            O'Sullivan Industries, Inc.
                                            1900 Gulf Street
                                            Lamar, Missouri  64759
                                            Attn: Rowland H. Geddie III, Esq.

                                                     with copies to:

                                            Dechert LLP
                                            30 Rockefeller Plaza
                                            New York, New York  10112
                                            Attn:    Joel H. Levitin, Esq.
                                                     and
                                            Lamberth, Cifelli, Stokes & Stout, P.A.
                                            Atlanta Financial Center, 3343 Peachtree Road, N.E.
                                            East Tower, Suite 550
                                            Atlanta, Georgia  30326
                                            Attn:    James C. Cifelli, Esq.

                                    Counsel to the Creditors Committee:
                                            Stutman, Treister & Glatt, P.C.
                                            1901 Avenue of the Stars, 12th Floor
                                            Los Angeles, California 90067
                                            Attn:    Michael H. Goldstein, Esq.

                                                     and
                                            Greenberg Traurig LLP
                                            3290 Northside Parkway, NW
                                            Suite 400
                                            Atlanta, Georgia 30327
                                            Attn:    James R. Sacca, Esq.

                                    The Senior Secured Noteholders Representative:
                                            GoldenTree Asset Management L.P.
                                            300 Park Avenue
                                            New York, New York 10022
                                            Attn:    Mr. Tom Shandell
                                                     with copies to:
                                            Kasowitz, Benson, Torres & Friedman LLP
                                            1633 Broadway
                                            New York, New York 10019
                                            Attn:    Richard F. Casher, Esq.
         13.21.   Compromise of Controversies.  Pursuant to Bankruptcy Rule 9019, and in
consideration of the classification, distribution, and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan (including, without limitation, pursuant to the terms of the Prepetition Vendor and Utility Company Settlement, with respect to each Electing Vendor or Utility Company).  The entry of the Confirmation Order shall constitute the Bankruptcy
Court's approval of each of the compromises or settlements provided for in the Plan (including, without limitation, the Prepetition Vendor and Utility Company Settlement, with respect to each
Electing Vendor or Utility Company), and the Bankruptcy Court's findings shall constitute the
Bankruptcy Court's determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Person holding Claims against or
Interests in any of the Debtors.
         13.22.   No Admissions.  Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by an Person with respect to any matter set forth herein.
         13.23.   Filing of Additional Documents.  On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary and appropriate to effectuate and further evidence the terms and conditions of the Plan, subject to the prior consent of the Senior Secured Noteholders Representative and the Creditors
Committee in respect of all such documents other than those directly relating to the New
Warrants or the Warrant Holder and Stockholder Rights Agreement, in which case the filing of such documents that directly relate to the New Warrants or the Warrant Holder and Stockholder
Rights Agreement shall be subject to the prior consent of the Senior Secured Noteholders
Representative and the Creditors Committee as set forth in Plan Section 6.35.
         13.24.   Dissolution of any Committee Appointed.  On the Effective Date, any
Committee that has been appointed in these Cases shall be deemed dissolved and the members of any such Committee(s) shall be released and discharged from all rights and duties arising from or related to these Cases.  Unless otherwise agreed by the Reorganized Debtors, and except as otherwise provided for in the Plan with respect to the Senior Subordinated Notes Indenture
Trustee and its professionals, neither the members of the Creditors Committee nor the professionals retained by the Creditors Committee shall be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for reasonable charges for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses incurred as of the
Effective Date and approved by the Bankruptcy Court.
         13.25.   Further Actions.  The Debtors, with the consent of the Senior Secured
Noteholders Representative and the Creditors Committee, and the Reorganized Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, certificates, releases, and other agreements and to take such other action as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, any Plan
Document (including, without limitation, the New Warrants and the New Secured Notes), the transactions contemplated herein and therein (including, without limitation, the Prepetition
Vendor and Utility Company Settlement), the Management and Director Equity Plan, the KERP,
the Registration Rights Agreement, the Warrant Holder and Stockholder Rights Agreement, the
Exit Credit Facility, or any notes or guarantee issued in connection herewith or therewith.
         13.26.   Creditors Committee Rights Under Adequate Protection Stipulation.  On the
Effective Date, the Creditors Committee shall file a notice of dismissal with the Bankruptcy
Court pursuant to Rule 41(a)(1) of the Federal Rules of Civil Procedure, as made applicable to these Cases pursuant to Bankruptcy Rule 7041, dismissing the Creditors Committee Complaint,

with prejudice, and, thereupon, the Creditors Committee's or any other party-in-interest's right to commence an Adversary Proceeding (as defined in the Adequate Protection Stipulation) shall be extinguished; provided, however, that if the Confirmation Order is vacated, the Creditors
Committee Complaint shall be deemed reinstated without the need for any action to be taken by the Creditors Committee or any other party.  If the Confirmation Order is vacated, the right of the Creditors Committee to commence an Adversary Proceeding (as defined in the Adequate
Protection Stipulation) shall be deemed automatically reinstated, and, in connection therewith, the "Investigation Date" (as defined in the Adequate Protection Stipulation) shall be deemed extended to a date that is twelve (12) days after the date of notice of the entry of an order vacating the Confirmation Order.

Dated:  March 16, 2006                             O'SULLIVAN INDUSTRIES, INC.,
                                                   Debtor and Debtor-in-Possession
                                                     By:/s/ Rick A. Walters
                                                              Rick A. Walters,
                                                              Interim Chief Executive Officer, Executive
                                                              Vice President, and Chief Financial Officer
                                                   O'SULLIVAN INDUSTRIES HOLDINGS, INC.,
                                                   Debtor and Debtor-in-Possession
                                                     By:/s/ Rick A. Walters
                                                              Rick A. Walters,
                                                              Interim Chief Executive Officer, Executive
                                                              Vice President, and Chief Financial Officer

                                                   O'SULLIVAN INDUSTRIES – VIRGINIA, INC.,
                                                   Debtor and Debtor-in-Possession
                                                     By:/s/ Rick A. Walters
                                                              Rick A. Walters,
                                                              Interim Chief Executive Officer, Executive
                                                              Vice President, and Chief Financial Officer
                                                   O'SULLIVAN FURNITURE FACTORY OUTLET,
                                                   INC.,

                                                   Debtor and Debtor-in-Possession
                                                     By:/s/ Rick A. Walters
                                                              Rick A. Walters,

                                                              Interim Chief Executive Officer, Executive
                                                              Vice President, and Chief Financial Officer

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   Submitted
                                                              by:
                                                   LAMBERTH, CIFELLI, STOKES & STOUT, P.A.
                                                   James C. Cifelli
                                                   James C. Cifelli
                                                   Georgia Bar No. 125750
                                                   Gregory D. Ellis
                                                   Georgia Bar No. 245301
                                                   Atlanta Financial Center, 3343 Peachtree Road, N.E.
                                                   East Tower, Suite 550
                                                   Atlanta, Georgia  30326
                                                   Telephone:  (404) 262-7373
                                                   Facsimile:  (404) 262-9911
                                                              -- and --

                                                   DECHERT LLP
                                                   Joel H. Levitin
                                                   Stephen J. Gordon
                                                   David C. McGrail
                                                   Richard A. Stieglitz Jr.
                                                   30 Rockefeller Plaza
                                                   New York, New York  10112
                                                   Telephone:  (212) 698-3500
                                                   Facsimile:  (212) 698-3599
                                                   Co-Counsel for the
                                                   Debtors and Debtors-in-Possession